RESTATED ARTICLES OF INCORPORATION OF
                      WEYERHAEUSER COMPANY


                            ARTICLE I

     The  name  of  this  corporation  shall  be  "Weyerhaeuser
Company."

                           ARTICLE II

     The purposes for which this corporation is organized are:

     1. To engage in any form of mining, manufacturing, mercantile, financial, transportation, real estate, recreation or service enterprise not contrary to law.

     2. Without limiting the generality of the foregoing, to engage in:

          (a) The construction, maintenance and operation of logging roads, chutes, flumes, and artificial watercourses or waterways and other ways for the transportation of logs and other timber products;

          (b) Catching, booming, sorting, rafting and holding logs, lumber or other timber products;

          (c) Clearing out and improvement of rivers and streams and driving, sorting, holding and delivering logs and other timber products;

          (d) Constructing, operating or maintaining telegraph, telephone and other communication or electronic facilities; and

          (e) Building, equipping and operating railway, road or bridge, canal, airport or other forms of land, water and air transportation facilities.

                           ARTICLE III

     1. The aggregate number of shares which this corporation is authorized to issue shall be 447,000,000, consisting of 7,000,000 preferred shares having a par value of $1.00 per share, 40,000,000 preference shares having a par value of $1.00 per share, and 400,000,000 common shares having a par value of $1.25 per share. Shares redeemed, purchased or otherwise reacquired, or surrendered to the corporation on conversion, shall have the status of authorized and unissued shares of the class of which they were a part when initially issued and may be reissued as part of the same or a different series of the same class of which they were a part when initially issued; unless, as part of the action of the Board of Directors taken to create any series, the Board of Directors restricts the right of reissuance, in which case such restricted right will be operative. Each two common shares having a par value of $1.875 per share heretofore authorized and issued is hereby changed into three common shares having a par value of $1.25 per share.

     2. The Board of Directors is expressly vested with authority to divide the preferred shares and the preference shares into series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All preferred shares shall be identical and

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

all preference shares shall be identical, except in each case as to the following relative rights and preferences, as to which the Board of Directors may fix and determine variations among the different series of each class:

          (a)   The rate of dividend;

          (b) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

          (c)   The  amount payable upon shares in the event  of
voluntary   and  involuntary  liquidation,  provided   that   the
aggregate amount so payable with respect to all series of preferred shares shall not exceed $350,000,000;

          (d)   Sinking  fund  provisions,  if  any,  for   the
redemption or purchase of shares;

          (e) The terms and conditions, if any, on which shares may be converted;

          (f) If permitted by the laws of the State of Washington, voting rights, if any.

     3. The preferences, limitations and relative rights of the preferred shares of each series, the preference shares of each series and the common shares are as follows:

          (a) Out of the funds of the corporation legally available for payment of dividends, the holders of the preferred shares of each series and the preference shares of each series shall be entitled to receive, when and as declared by the Board of Directors, cumulative dividends at the rate determined by the Board of Directors for such series, and no more. Dividends on the preferred shares and the preference shares shall accrue on a daily basis from such date as may be fixed by the Board of Directors for any series. Unless dividends at the rate prescribed for each series of preferred shares shall have been declared and paid or set apart for payment in full on all outstanding preferred shares for all past dividend periods and the current dividend period, no dividends shall be declared or paid upon any class of shares ranking as to dividends subordinate to the preferred shares, and no sum or sums shall be set aside for the redemption of preferred shares of any series (including any sinking fund payment therefor) or for the purchase, redemption (including any sinking fund payment therefor) or other acquisition for value of any class or series of shares ranking as to dividends or assets on a parity with or subordinate to any such series of preferred shares. Unless dividends at the rate prescribed for each series of preference shares shall have been declared and paid or set apart for payment in full on all outstanding preference shares for all past dividend periods and the current dividend period, no dividends shall be declared or paid upon any class of shares ranking as to dividends subordinate to the preference shares, and no sum or sums shall be set aside for the redemption of preference shares of any series (including any sinking fund payment therefor) or for the purchase, redemption (including any sinking fund payment therefor) or other acquisition for value of any class or series of shares ranking as to dividends or assets on a parity with or subordinate to any such series of preference shares. Accrued and unpaid dividends on the preferred shares and on the preference shares shall not bear interest.

          (b) Out of any funds of the corporation legally available for dividends and remaining after full cumulative dividends upon all series of preferred shares and preference shares then outstanding shall have been paid or set apart for payment for all past dividend periods and the current dividend period, then, and not otherwise, the Board of Directors may declare and pay or set apart for payment dividends on the common shares, and the holders of preferred shares and preference shares shall not be entitled to share therein.

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

          (c) In the event of voluntary or involuntary liquidation of the corporation, before any distribution of the assets shall be made to the holders of any class of shares ranking as to assets subordinate to the preferred shares, the holders of the preferred shares of each series shall be entitled to receive out of the assets of the corporation available for distribution to its shareholders the sum of (i) the amount per share determined by the Board of Directors as provided in paragraph 2(c) of this Article III, and (ii) the amount per share equal to all accrued and unpaid dividends thereon, such sum constituting the "preferential amount" for the preferred shares. If, in the event of such liquidation, the assets of the corporation available for distribution to its shareholders shall be insufficient to permit full payment to the holders of the preferred shares of each series of their respective preferential amounts, then such assets shall be distributed ratably among such holders in proportion to their respective preferential amounts. In the event of such liquidation, subject to such right of the holders of the preferred shares of each series, but before any distribution of the assets shall be made to the holders of any class of shares ranking as to assets subordinate to the preference shares, the holders of the preference shares of each series shall be entitled to receive out of the assets of the corporation available for distribution to its shareholders the sum of (i) the amount per share determined by the Board of Direc tors as provided in paragraph 2(c) of this Article III, and (ii) the amount per share equal to all accrued and unpaid dividends thereon, such sum constituting the "preferential amount" for the preference shares. If, in the event of such liquidation, after full payment of the preferential amounts of the preferred shares of each series, the assets of the corporation available for distribution to its shareholders shall be insufficient to permit full payment to the holders of the preference shares of each series of their respective preferential amounts, then such assets shall be distributed ratably among such holders in proportion to their respective preferential amounts. If, in the event of such liquidation, the holders of the preferred shares of each series and the preference shares of each series shall have received full payment of their respective preferential amounts, the holders of the common shares shall be entitled, to the exclusion of the holders of the preferred shares of each series and the preference shares of each series, to share ratably in all remaining assets of the corporation available for distribution to shareholders. Neither the consolidation nor merger of the corporation with or into any other corporation or corporations, the sale or lease of all or substantially all of the assets of the corporation, nor the merger or consolidation of any other corporation into and with the corporation, shall be deemed to be a voluntary or involuntary liquidation.

          (d) Each outstanding preferred share shall be entitled to one vote, not as a class, on each matter submitted to a vote at a meeting of shareholders, and the holders of preference shares shall have no voting rights except as provided in this
Article III, provided, however, that if the Board of Directors is permitted by law to vary voting rights as between series of a class, and does in fact do so, then the voting rights of any series of either class shall be those determined by the Board of
Directors   under   paragraph   2(f)   of   this   Article   III.
Notwithstanding the foregoing: (i) as long as any preferred shares shall be outstanding, the corporation will not, without the affirmative vote or consent in writing of at least two-thirds of the outstanding preferred shares, amend these Articles of Incorporation for the purpose of, or take any other action to,
(A) increase the aggregate number of preferred shares or shares of any other class ranking as to dividends or assets on a parity
with   or   prior  to  the  preferred  shares,  (B)  change   the
designations, preferences, limitations, voting or other relative rights of the preferred shares or of any outstanding series of preferred shares, (C) effect an exchange, reclassification or cancellation of all or part of the preferred shares, (D) change the preferred shares into the same or a different number of shares, with or without par value of the same or any other class, or (E) cancel or otherwise affect dividends on the shares of any series of preferred shares which have accrued but have not been declared, and (ii) as long as any preference shares shall be outstanding, the corporation will not, without the affirmative vote or consent in writing of at least two-thirds of the outstanding preference shares, amend these Articles of Incor poration for the purpose of, or take any other action to, (A) increase the aggregate number of preferred or preference shares or shares of any other class ranking as to dividends or assets on a parity with or prior to the preference shares, (B) change the

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

designations, preferences, limitations, voting or other relevant rights of the preference shares or of any outstanding series of preference shares, (C) effect an exchange, reclassification or cancellation of all or part of the preference shares, (D) change the preference shares into the same or a different number of shares, with or without par value, of the same or another class, or (E) cancel or otherwise affect dividends on the shares of any series of preference shares which have accrued but have not been declared.

          (e) Whenever dividends on the preferred shares shall be in arrears in an aggregate amount equal to at least six quarterly dividends thereon, whether or not consecutive, then the holders of the preferred shares, voting as a class, shall be exclusively entitled to elect two additional directors beyond the number specified in the bylaws to be elected from time to time by all shareholders and beyond the number specified in this paragraph (e) to be elected by holders of the preference shares. Whenever dividends on the preference shares shall be in arrears in an aggregate amount equal to at least six quarterly dividends thereon, whether or not consecutive, then the holders of the preference shares, voting as a class, shall be exclusively entitled to elect two additional directors beyond the number specified in the bylaws to be elected from time to time by all shareholders and beyond the number specified in this paragraph
(e) to be elected by holders of the preferred shares.

          (f) At any time when the holders of a class of shares become entitled as a class to elect additional directors pursuant to paragraph 3(e) of this Article III (the "special voting rights"), the maximum authorized number of members of the Board of Directors shall automatically be increased by the number of such directors specified in such paragraph 3(e) and the vacancies so created shall be filled only by vote of the holders of such class as hereinafter set forth. Whenever the special voting rights of a class shall have vested, such rights may be exercised initially either at a special meeting of the holders of such class called as hereinafter provided or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at such annual meetings. If, at the time of the vesting of the special voting rights of a class, the date fixed for the next annual meeting of shareholders is not within 90 days of such time, the president of the corporation shall call a special meeting of the holders of such class. Such special meeting shall be held at the earliest practicable date upon the notice required and at the place designated for annual meetings of shareholders. If such special meeting shall not be called by the president within 20 days after the special voting rights of such class shall have vested, holders of not less than one-tenth of the shares of such class entitled to vote at such special meeting may call such special meeting at the expense of the corporation. Any holder of shares of a class, the special voting rights for which shall have vested, shall have access to the appropriate share ledger of the corporation for the purpose of causing such special meeting to be so called. At any annual meeting of shareholders or at any special meeting at which the holders of a class of shares shall have special voting rights, 20% of the shares of such class entitled to special voting rights, represented in person or by proxy, shall constitute a quorum for such class. At any such meeting or adjournment thereof, (i) the absence of a quorum of a class of shares having special voting rights shall not prevent the election of directors, if any, to be elected pursuant to other special voting rights or pursuant to other than special voting rights, and the absence of a quorum of shares for the election of directors pursuant to other than special voting rights shall not prevent the election of directors pursuant to special voting rights, and
(ii) in the absence of one or more of such quorums, a majority of the holders, represented in person or by proxy, of each class of shares which lacks a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If the office of any director elected pursuant to the special voting rights of a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining director or directors elected pursuant to the special voting rights of such class shall choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. The special voting rights of a class shall continue until all arrears in payment of quarterly dividends on such class shall have been paid and the dividends thereon for the

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

current quarter shall have been declared and paid or set apart for payment. Upon any termination of the special voting rights of a class, the term of office of the directors then in office elected pursuant thereto shall terminate immediately and the maximum authorized number of members of the Board of Directors shall automatically be reduced accordingly.

          (g)   Subject to any applicable provision of law or this
Article III, the corporation shall have the right to purchase, or otherwise reacquire, at public or private sale or otherwise any shares of any class, except that no preferred shares shall be purchased unless dividends on all preferred shares have been declared and paid or set apart for payment in full for all past dividend periods and no preference shares shall be purchased unless dividends on all preference shares have been declared and paid or set apart for payment in full for all past dividend periods.

     4. The Board of Directors may from time to time authorize the issuance of shares of this corporation, whether now or hereafter authorized, without first offering such shares to the shareholders of this corporation.

     5. The initial series of preferred shares shall be designated $2.80 Convertible Cumulative Preferred Shares, First Series ("First Series Preferred Shares") and shall initially consist of 4,000,000 shares. The relative rights and preferences of First Series Preferred Shares shall be as follows:

          (a) The dividend rate for the First Series Preferred Shares shall be $2.80 per share per annum. Subject to the provisions of Section 3 of this Article III, the first dividend on the First Series Preferred Shares shall be paid on March 15, 1976 in respect of the period from the date of issuance to March 15, 1976, and thereafter dividends on First Series Preferred Shares shall be paid quarterly on June 15, September 15, December 15, and March 15 in each instance to holders of record of First Series Preferred Shares on such dates as may be fixed by the Board of Directors from time to time. The dividend payment on each payment date except the aforementioned first payment date shall be in respect of the quarterly period ending with such payment date. Dividends on the first issued First Series Preferred Shares shall accrue on a daily basis from and after the date of issuance thereof. Dividends on any reissued First Series Preferred Shares shall accrue on a daily basis from and after the payment date therefor to which dividends have been paid in full next preceding the date of reissuance of such shares, provided, however, that dividends on any subsequently reissued First Series Preferred Shares reissued after the record date fixed for the payment of a current dividend on such shares but before the date of payment of such dividend, shall accrue on a daily basis from and after such payment date or, if such dividend shall not be paid in full on such payment date then from and after the next preceding payment date on which dividends on such shares have been paid in full. Dividends on First Series Preferred Shares reissued on any dividend payment date for such shares shall accrue on a daily basis from and after such payment date.

          (b)   (1)   Pursuant to resolution  of  the  Board  of
Directors and subject to the provisions of paragraph 3(a) of this
Article III, the corporation may redeem the whole or from time to time any part of the First Series Preferred Shares at any time on or after December 15, 1978, at the following redemption prices per share for the respective periods indicated:

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
                 Date Fixed for
               Redemption Within             Price Per
             The Period (Inclusive)            Share
             ----------------------          ---------
    December 15, 1978 - December 14, 1980     $52.00
    December 15, 1980 - December 14, 1982      51.00
    December 15, 1982 - December 14, 1984      50.50
    December 15, 1984 and thereafter           50.00

plus, in each case, an amount equal to all accrued and unpaid dividends on the shares being redeemed to and including the date fixed for such redemption.

                (2) Notice of redemption shall be mailed by the corporation, not less than 30 or more than 60 days before the date fixed for redemption, to each transfer agent for the shares to be redeemed and to each holder of record of such shares addressed to such holder at his address appearing on the books of the corporation. Such notice of redemption shall set forth the date fixed for redemption, the redemption price and the place or places (including a place in the Borough of Manhattan, the City of New York) at which the shareholders may obtain payment of the redemption price plus accrued dividends upon the surrender of the certificates representing their shares, and shall set forth in respect to such shares the then current conversion rate and date
on   which  conversion  rights  expire,  all  as  determined   in
accordance with paragraph 5(e) of this Article III.

                (3) On or after the date fixed for redemption and stated in such notice, each holder of shares that are called for redemption shall, upon surrender of the certificates representing such shares to the corporation at the place or places designated in such notice, be entitled to receive payment of the redemption price of such shares, plus an amount equal to all accrued and unpaid dividends thereon to and including the date fixed for
redemption.   In case less than all of the shares represented  by
any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                (4) If less than all the outstanding shares are to be redeemed, the number of shares of First Series Preferred
Shares   to  be  redeemed  and  the  method  of  effecting   such
redemption, whether by lot or pro rata, shall be as determined by the Board of Directors.

                (5) At any time after a notice of redemption has been given in the manner prescribed herein and prior to the date fixed for redemption, the corporation may deposit in trust, with a bank or trust company having capital, surplus and undistributed profits aggregating at least $50,000,000, an aggregate amount of funds sufficient for such redemption, for immediate payment in the appropriate amounts upon surrender of certificates for such shares. Upon the deposit of such funds or, if no such deposit is made, upon the date fixed for redemption (unless the corporation shall default in making payment of the appropriate amount), whether or not certificates for shares so called for redemption have been surrendered for cancellation, the shares to be redeemed shall be deemed to be no longer outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except for the right to receive the amount payable upon redemption, but without interest, and, up to the close of business on the date fixed for such redemption, the right to convert such shares as set forth in paragraph 5(e) of this Article III. Such deposit in trust shall be irrevocable except that any funds deposited by the corporation which shall not be required for the redemption for which they were deposited because of the exercise of rights of conversion subsequent to the date of deposit shall be returned to the corporation forthwith, and any funds deposited by the corporation which are unclaimed at the end of one year from the date fixed for such redemption shall be paid over to the corporation upon its request, and upon such repayment the holders

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

of the shares so called for redemption shall look only to the corporation for payment of the appropriate amount. Any such unclaimed amounts paid over to the corporation shall, for a period of six years after the date fixed for such redemption, be set apart and held by the corporation in trust for the benefit of the holders of such shares, but no such holder shall be entitled to receive interest thereon. At the expiration of such six-year period, all right, title, interest and claim of such holders in or to such unclaimed amounts shall be extinguished, terminated and discharged, and such unclaimed amounts shall become part of the general funds of the corporation free of any claim of such holders.

          (c)   The amount referred to in paragraph 2(c) of this
Article III as payable in the event of voluntary or involuntary liquidation of the corporation shall be $50 per First Series
Preferred Share.

          (d) The First Series Preferred Shares shall not be entitled to the benefit of any sinking fund for the redemption or purchase of such shares.

          (e)   (1)   Subject to the provisions for adjustment set
forth in subparagraph (2) below, each First Series Preferred Share shall be convertible at any time at the election of the holder thereof into 1.2121 common shares (such rate, as adjusted from time to time, is referred to as the "conversion rate"). Certificates representing shares that a holder thereof has elected to convert shall be surrendered to any transfer agent of such shares duly endorsed to the corporation or in blank, or accompanied by proper instruments of transfer, together with written notice of the election to convert setting forth the denominations of common share certificates desired and the names
in   which  such  certificates  shall  be  issued.   As  soon  as
practicable after such surrender of such certificates and the receipt of such notice, the corporation shall issue and deliver
at   the  office  of  such  transfer  agent  to  the  person  who surrendered such certificates a certificate or certificates for the number of common shares issuable upon the conversion of such shares, and a check or cash in respect of any fraction of a share. Such conversion shall be deemed to have been effected on the date on which such notice and such certificates shall have been received, and each person in whose name any certificate for common shares shall be issuable upon such conversion shall be deemed to have become on such date the holder of record of the common shares represented thereby. The right to convert shares called for redemption shall terminate at the close of business on the date fixed for such redemption, unless the corporation shall default in making payment of the amount payable upon such
redemption.   The corporation shall make no payment or  allowance
for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the common shares issued upon such conversion.

                (2)   The  conversion  rate  for  First  Series
Preferred Shares shall be subject to adjustment from time to time only as follows:

                      (i)    If the corporation shall (A) pay  to
     holders of common shares a dividend in shares of its capital stock (including common shares), or (B) combine into a smaller number or subdivide its common shares, or issue by reclassification of its common shares any shares of the corporation, the conversion rate for First Series Preferred Shares in effect immediately prior thereto shall be adjusted so that the holder of a First Series Preferred Share surrendered for conversion after the record date fixing shareholders to be affected by such event shall be entitled to receive the number of shares of the corporation which he would have owned or have been entitled to receive after the happening of any of the events described above, had such share been converted immediately prior to such record date. Such adjustment shall be made whenever any such events shall happen, but shall also be effective retroactively as to any such share converted between such record date and the date of the happening of any such events.

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

                      (ii) If the corporation shall issue rights or warrants to holders of common shares entitling them to subscribe for or purchase common shares at a price per share less  than  the  current market price per common  share  (as defined  in part (iv) of this subparagraph (2))  as  of  the record  date  specified below, the number of  common  shares
     into   which   each  First  Series  Preferred  Share   shall
     thereafter be convertible shall be determined by multiplying the number of common shares into which such share was theretofore convertible by a fraction, the numerator of which shall be the number of common shares outstanding on the date of issuance of such rights or warrants plus the number of additional common shares offered for subscription or purchase, and the denominator of which shall be the number of common shares outstanding on the date of issuance of such rights or warrants plus the number of common shares which the aggregate offering price of the total number of common shares so offered would purchase at such current market price. Such adjustment shall be made whenever such rights or warrants are issued, but shall also be effective retroactively as to any share converted between the record date for the determination of shareholders entitled to receive such rights or warrants and the date such rights or warrants are issued.

                      (iii)  If the corporation shall distribute to
     holders of common shares evidences of its indebtedness or assets (excluding cash or cash distributions) or rights or warrants to subscribe other than as set forth in part (ii) above, the number of common shares into which each First Series Preferred Share shall thereafter be convertible shall be determined by multiplying the number of common shares into which such share was theretofore convertible by a fraction, the numerator of which shall be the current market price per common share (as defined in part (iv) of this subparagraph (2)) as of the date of such distribution, and the denominator of which shall be such current market price per common share less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or
     evidences   of   indebtedness   so   distributed   or   such
     subscription  rights or warrants applicable  to  one  common
     share.   Such  adjustment shall be made  whenever  any  such
     distribution   is   made,  but  shall  also   be   effective
     retroactively as to any share converted between the record date for the determination of shareholders entitled to receive such distribution and the date such distribution is made.

                      (iv) For the purpose of any computation under parts (ii) and (iii) of this subparagraph (2), the current market price per common share as of any date shall be deemed to be the average of the daily closing prices for the thirty consecutive business days commencing on the forty-fifth business day before the date in question. The closing price for each business day shall be the last reported sales price regular way or, if no such sale takes place on such business day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the common shares are not listed or admitted to trading on such exchange, the average of the closing bid and asked prices as furnished by any member of the New York Stock Exchange selected by the Board of Directors for that purpose.

                      (v)    The conversion rate for First Series
     Preferred Shares shall always be calculated to the nearest one one-hundredth of a share. No adjustment in the conversion rate for First Series Preferred Shares shall be made unless the conversion rate for such shares after such adjustment would differ from the conversion rate prior to such adjustment by one one-hundredth of a common share or more, provided that any adjustments for First Series Preferred Shares not made by reason of this part (v) of subparagraph (2) shall be carried forward and taken into account in calculating subsequent adjustments.

                      (vi)   Whenever any adjustment in the conversion
     rate  for  First  Series  Preferred  Shares  is  made,   the
     corporation shall forthwith (A) file with each transfer agent for such shares a statement describing the adjustment and the method of calculation used, together with an opinion rendered by an independent firm of public accountants of recognized standing, who may be the corporation's regularly
     engaged   auditors,  that  such  adjustment   was   properly
     calculated  in  accordance  with  the  provisions  of   this
     subparagraph (2), and (B) cause a copy of such statement to be published in a daily newspaper of general circulation in the Borough of Manhattan, the City of New York, and to be mailed to the holders of record of such shares.

                (3) If the corporation shall consolidate with or merge into another corporation, or if the corporation shall sell, lease or transfer to any other person or persons all or substantially all of the assets of the corporation, holders of
First Series Preferred Shares shall have the right after such event to convert each share held into the kind and amount of shares of stock, other securities, cash and property receivable upon such event by a holder of the number of common shares into which such shares might have been converted immediately prior to such event. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the conversion rights of First
Series   Preferred  Shares  shall  thereafter  continue   to   be
applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon conversion, such
shares  of  stock,  other  securities, cash  and  property.   The
provisions of this subparagraph (3) shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

          (f) The holders of First Series Preferred Shares shall not be entitled to vote except as provided by Washington statutes or by this Article III.

     6. The initial series of preference shares shall be designated Convertible Cumulative Preference Shares, First Series ("First Series Preference Shares") and shall initially consist of 272,159 shares. The relative rights and preferences of First Series Preference Shares shall be as follows:

          (a) Dividends on the First Series Preference Shares shall be payable in cash at the rate per share which from time to time shall be the greater of (i) one cent per annum and (ii) the per share amount of cash dividends paid or set apart for payment on the common shares for the same annual period in respect to which dividends on the First Series Preference Shares are to be paid, and no more. Subject to the provisions of paragraph 3 of this Article III, the first dividend on the First Series Preference Shares shall be paid on the payment date for dividends payable on the common shares (the "common shares dividend payment date") next following the date of initial issuance of First Series Preference Shares in respect of the period from the date of issuance to such common shares dividend payment date, and thereafter dividends on First Series Preference Shares shall be paid quarterly on the corresponding quarterly common shares dividend payment dates, in each instance to holders of record of First Series Preference Shares on such record dates as may be fixed by the Board of Directors from time to time. The dividend payment on each payment date, except the aforementioned first payment date, shall be in respect of the quarterly period ending with such payment date. Dividends on the first issued First Series Preference Shares shall accrue at the rate of one cent per share per annum on a daily basis from and after the date of issuance thereof. Dividends on any reissued First Series Preference Shares shall accrue at the rate of one cent per share per annum on a daily basis from and after the payment date therefor to which dividends have been paid in full next preceding the date of reissuance of such shares, provided, however, that dividends on any subsequently reissued First Series Preference Shares reissued after the record date fixed for the payment of a current dividend on such shares but before the date of payment of such dividend, shall accrue at the one cent per share per annum rate on a daily basis from and after such payment date or, if such dividend shall not be paid in full on such payment date then from and after the next preceding payment date on which dividends on such shares have been paid in full. Dividends on First Series Preference Shares reissued on any dividend payment date for such shares shall accrue at the one cent per share per annum rate on a daily basis from and after such payment date.

          (b)   (1)   Pursuant to resolution  of  the  Board  of
Directors and subject to the provisions of paragraph 3(a) of this
Article III, the corporation may redeem the whole or from time to time any part of the First Series Preference Shares at any time on or after September 1, 1984, at the redemption price per share which is the greater of (X) the closing price per common share (as defined below in the second sentence of (iv) of paragraph 6(e)(2) of this Article III) on the third business day immediately preceding the date on which the notice of redemption is mailed pursuant to subparagraph (2) below, and (Y) $25, plus an amount equal to all accrued and unpaid dividends on the shares being redeemed to and including the date fixed for redemption.

                (2) Notice of redemption shall be mailed by the corporation, not less than 30 or more than 60 days before the date fixed for redemption, to each holder of record of the shares to be redeemed addressed to such holder at his address appearing on the books of the corporation. Such notice of redemption shall set forth the date fixed for redemption, the redemption price and the place at which the shareholders may obtain payment of the redemption price plus accrued dividends upon the surrender of the certificates representing their shares, and shall set forth in respect to such shares the then current conversion rate and date on which conversion rights expire, all as determined in accordance with paragraph 6(e) of this Article III.

                (3) On or after the date fixed for redemption and stated in such notice, each holder of shares that are called for redemption shall, upon surrender of the certificates representing such shares to the corporation at the place or places designated in such notice, be entitled to receive payment of the redemption price of such shares, plus an amount equal to all accrued and unpaid dividends thereon to and including the date fixed for
redemption.   In case less than all of the shares represented  by
any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                (4) If less than all of the outstanding shares are to be redeemed, the number of shares of First Series Preference Shares to be redeemed and the method of effecting such redemption, whether by lot or pro rata, shall be as determined by the Board of Directors.

                (5)   At any time after a notice of redemption has
been given in the manner prescribed herein and prior to the date fixed for redemption, the corporation may deposit in trust, with
a   bank,  trust  company,  or  other  financial  institution  an aggregate amount of funds sufficient for such redemption, for immediate payment in the appropriate amounts upon surrender of certificates for such shares. Upon the deposit of such funds or, if no such deposit is made, upon the date fixed for redemption (unless the corporation shall default in making payment of the appropriate amount), whether or not certificates for shares so called for redemption have been surrendered for cancellation, the shares to be redeemed shall be deemed to be no longer outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except for the right to receive the amount payable upon redemption, but without interest, and, up to the close of business on the date fixed for such redemption, the right to convert such shares as set forth in paragraph 6(e) of this
Article III. Such deposit in trust shall be irrevocable except that any funds deposited by the corporation which shall not be required for the redemption for which they were deposited because of the exercise of rights of conversion subsequent to the date of deposit shall be returned to the corporation forthwith; and any funds deposited by the corporation which are unclaimed at the end of one year from the date fixed for such redemption shall be paid over to the corporation upon its request, and upon such repayment the holders of the shares so called for redemption shall look only to the corporation for payment of the appropriate amount. Any such unclaimed amounts paid over the to corporation shall, for a period of six years after the date fixed for such redemption, be set apart and held by the corporation in trust for the benefit of the holders of such shares, but no such holder shall be entitled to receive interest thereon. At the expiration of such six-year period, all right, title, interest and claim of
such   holders  in  or  to  such  unclaimed  amounts   shall   be
extinguished, terminated and discharged, and such unclaimed amounts shall become part of the general funds of the corporation free of any claim of such holders.

          (c)   The amount referred to in paragraph 2(c) of this
Article III as payable in the event of voluntary or involuntary liquidation of the corporation shall be $25 per First Series
Preference Share.

          (d) The First Series Preference Shares shall not be entitled to the benefit of any sinking fund for the redemption or purchase of such shares.

          (e)   (1)   Subject to the provisions for adjustment set
forth in subparagraph (2) below, each First Series Preference Share shall be convertible at any time at the election of the holder thereof into one common share (such rate, as adjusted from
time   to  time,  is  referred  to  as  the  "conversion  rate").
Certificates representing shares that a holder therof has elected to convert shall be surrendered to the corporation duly endorsed to the corporation or in blank, or accompanied by proper instruments of transfer, together with written notice of the election to convert setting forth the denominations of common
share   certificates  desired  and  the  names  in   which   such
certificates shall be issued. As soon as practicable after such surrender of such certificates and the receipt of such notice, the corporation shall issue and deliver at the place designated in the notice referred to in paragraph 6(b)(2) of this Article III to the person who surrendered such certificates a certificate or certificates for the number of common shares issuable upon the conversion of such shares, and a check or cash in respect of any fraction of a share. Such conversion shall be deemed to have been effected on the date on which such notice and such certificates shall have been received, and each person in whose name any certificate for common shares shall be issuable upon such conversion shall be deemed to have become on such date the holder of record of the common shares represented thereby. The right to convert shares called for redemption shall terminate at the close of business on the date fixed for such redemption, unless the corporation shall default in making payment of the amount payable upon such redemption. The corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the common shares issued upon such conversion.

                (2)   The  conversion  rate  for  First  Series
Preference Shares shall be subject to adjustment from time to time only as follows:

                      (i) If the corporation (A) pay to holders of common shares a dividend in shares of its capital stock (including common shares), and not pay to holders of First Series Preference Shares an equivalent share dividend or (B) combine into a smaller number or subdivide its common shares,  or  issue by reclassification of its common  shares any shares of the corporation, the conversion rate for First Series Preference Shares in effect immediately prior thereto shall be adjusted so that the holder of a First Series Preference Share surrendered for conversion after the record date fixing shareholders to be affected by such event shall
     be   entitled  to  receive  the  number  of  shares  of  the
     corporation which he would have owned or have been entitled to receive after the happening of any of the events described above, had such share been converted immediately prior to such record date. Such adjustment shall be made whenever any of such events shall happen, but shall also be effective retroactively as to any such share converted between such record date and the date of the happening of any such events.

                      (ii) If the corporation shall issue rights or warrants to holders of common shares entitling them to subscribe for or purchase common shares at a price per share less than the current market price per common share (as defined in part (iv) of this subparagraph (2)) as of the record date specified below, the number of common shares
     into   which  each  First  Series  Preference  Share   shall
     thereafter be convertible shall be determined by multiplying the number of common shares into which such share was theretofore convertible by a fraction, the numerator of which shall be the number of common shares outstanding on the date of issuance of such rights or warrants plus the number of additional common shares offered for subscription or purchase, and the denominator of which shall be the number of common shares outstanding on the date of issuance of such rights or warrants plus the number of common shares which the aggregate offering price of the total number of common shares so offered would purchase at such current market price. Such adjustment shall be made whenever such rights or warrants are issued, but shall also be effective retroactively as to any share converted between the record date for the determination of shareholders entitled to receive such rights or warrants and the date such rights or warrants are issued.

                      (iii)  If the corporation shall distribute
     to holders of common shares evidences of its indebtedness or assets (excluding cash dividends or cash distributions) or rights or warrants to subscribe other than as set forth in part (ii) above, the number of common shares into which each First Series Preference Share shall thereafter be convertible shall be determined by multiplying the number of common shares into which such share was theretofore convertible by a fraction, the numerator of which shall be the current market price per common share (as defined in part (iv) of this subparagraph (2)) as of the date of such distribution, and the denominator of which shall be such current market price per common share less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or such subscription rights or warrants applicable to one common share. Such adjustment shall be made whenever any such distribution is made, but shall also be effective retroactively as to any share converted between the record date for the determination of shareholders entitled to receive such distribution and the date such distribution is made.

                      (iv) For the purpose of any computation under parts (ii) and (iii) of this subparagraph (2), the current market price per common share as of any date shall be deemed to be the average of the daily closing prices for the thirty consecutive business days commencing on the forty-fifth business day before the date in question. The closing price per common share for each business day shall be the last sales price regular way or, if no such sale takes place on such business day, the average of the reported closing bid and asked prices regular way, in either case as reported in a composite list that includes stocks traded on the New York Stock Exchange or, if the common shares are not listed or admitted to trading on such exchange, the average of the closing bid and asked prices as furnished by any member of the New York Stock Exchange selected by the Board of Directors for that purpose.

                      (v)    The conversion rate for First Series
     Preference Shares shall always be calculated to the nearest one one-hundredth of a share. No adjustment in the conversion rate for First Series Preference Shares shall be made unless the conversion rate for such shares after such adjustment would differ from the conversion rate prior to such adjustment by one one-hundredth of a common share or more, provided that any adjustments for First Series Preference Shares not made by reason of this part (v) of subparagraph (2) shall be carried forward and taken into account in calculating subsequent adjustments.

                      (vi)   Whenever  any  adjustment   in   the
     conversion rate for First Series Preference Shares is made, the corporation shall make available to any holder of First Series Preference Shares at the holder's request a statement describing the adjustment and the method of calculation used, together with an opinion rendered by an independent firm of public accountants of recognized standing, who may be the corporation's regularly engaged auditors, that such adjustment was properly calculated in accordance with the provisions of this subparagraph (2).

                (3) If the corporation shall consolidate with or merge into another corporation, or if the corporation shall sell, lease or transfer to any other person or persons all or substantially all of the assets of the corporation, holders of First Series Preference Shares shall have the right after such event to convert each share held into the kind and amount of shares of stock, other securities, cash and property receivable upon such event by a holder of the number of common shares into which such shares might have been converted immediately prior to such event. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the conversion rights of First
Series  Preference  Shares  shall  thereafter  continue   to   be
applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon conversion, such
shares  of  stock,  other  securities, cash  and  property.   The
provisions of this subparagraph (3) shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

          (f) The holders of First Series Preference Shares shall not be entitled to vote except as provided by Washington statutes or by this Article III.

     7. The second series of preference shares shall be designated $4.50 Convertible Cumulative Preference Shares, Series A ("Series A Preference Shares") and shall initially consist of 3,300,000 shares. The relative rights and preferences of Series A Preference Shares shall be as follows:

          (a) The dividend rate for the Series A Preference Shares shall be $4.50 per share per annum. Subject to the provisions of Section 3 of this Article III, the first dividend on the Series A Preference Shares shall be paid on June 15, 1981 in respect of the period from the date of issuance to June 15, 1981, and thereafter dividends on Series A Preference Shares shall be paid quarterly on September 15, December 15, March 15 and June 15 in each instance to holders of record of Series A Preference Shares on such dates as may be fixed by the Board of Directors from time to time. The dividend payment on each payment date except the aforementioned first payment date shall be in respect of the quarterly period ending with such payment date. Dividends on the first issued Series A Preference Shares shall accrue on a daily basis from and after the date of issuance thereof. Dividends on any reissued Series A Preference Shares shall accrue on a daily basis from and after the payment date therefor to which dividends have been paid in full next preceding the date of reissuance of such shares, provided, however, that dividends on any subsequently reissued Series A Preference Shares reissued after the record date fixed for the payment of a current dividend on such shares but before the date of payment of such dividend, shall accrue on a daily basis from and after such payment date or, if such dividend shall not be paid in full on such payment date then from and after the next preceding payment date on which dividends on such shares have been paid in full. Dividends on Series A Preference Shares reissued on any dividend payment date for such shares shall accrue on a daily basis from and after such payment date.

          (b)   (1)   Pursuant to resolution  of  the  Board  of
Directors and subject to the provisions of paragraph 3(a) of this
Article III, the corporation may redeem the whole or from time to time any part of the Series A Preference Shares at any time on or after March 15, 1984, at the following redemption prices per share for the respective periods indicated:

            Date Fixed for
           Redemption Within                Price Per
         The Period (Inclusive)               Share
         ----------------------             ---------
    March 15, 1984 - March 14, 1985          $53.00
    March 15, 1985 - March 14, 1986           52.50
    March 15, 1986 - March 14, 1987           52.00
    March 15, 1987 - March 14, 1988           51.50
    March 15, 1988 - March 14, 1989           51.00
    March 15, 1989 - March 14, 1990           50.50
    March 15, 1990 and thereafter             50.00

plus, in each case, an amount equal to all accrued and unpaid dividends on the shares being redeemed to and including the date fixed for such redemption.

                (2) Notice of redemption shall be mailed by the corporation, not less than 30 or more than 60 days before the date fixed for redemption, to each transfer agent for the shares to be redeemed and to each holder of record of such shares addressed to such holder at his address appearing on the books of the corporation. Such notice of redemption shall set forth the date fixed for redemption, the redemption price and the place or places (including a place in the Borough of Manhattan, the City of New York) at which the shareholders may obtain payment of the redemption price plus accrued dividends upon the surrender of the certificates representing their shares, and shall set forth in respect to such shares the then current conversion rate and date on which conversion rights expire, all as determined in accordance with paragraph 7(e) of this Article III.

                (3) On or after the date fixed for redemption and stated in such notice, each holder of shares that are called for redemption shall, upon surrender of the certificates representing such shares to the corporation at the place or places designated in such notice, be entitled to receive payment of the redemption price of such shares, plus an amount equal to all accrued and unpaid dividends thereon to and including the date fixed for
redemption.   In case less than all of the shares represented  by
any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                (4) If less than all the outstanding shares are to be redeemed, the number of shares of Series A Preference
Shares   to  be  redeemed  and  the  method  of  effecting   such
redemption, whether by lot or pro rata, shall be as determined by the Board of Directors.

                (5) At any time after a notice of redemption has been given in the manner prescribed herein and prior to the date fixed for redemption, the corporation may deposit in trust, with a bank or trust company having capital, surplus and undistributed profits aggregating at least $50,000,000, an aggregate amount of funds sufficient for such redemption, for immediate payment in the appropriate amounts upon surrender of certificates for such shares. Upon the deposit of such funds or, if no such deposit is made, upon the date fixed for redemption (unless the corporation shall default in making payment of the appropriate amount), whether or not certificates for shares so called for redemption have been surrendered for cancellation, the shares to be redeemed shall be deemed to be no longer outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except for the right to receive the amount payable upon redemption, but without interest, and, up to the close of business on the date fixed for such redemption, the right to convert such shares as set forth in paragraph 7(e) of this Article III. Such deposit in trust shall be irrevocable except that any funds deposited by the corporation which shall not be required for the redemption for which they were deposited because of the exercise of rights of conversion subsequent to the date of deposit shall be returned to the corporation forthwith, and any funds deposited by the corporation which are unclaimed at the end of one year from the date fixed for such redemption shall be paid over to the corporation upon its request, and upon such repayment the holders of the shares so called for redemption shall look only to the
corporation  for  payment of the appropriate  amount.   Any  such
unclaimed amounts paid over to the corporation shall, for a period of six years after the date fixed for such redemption, be set apart and held by the corporation in trust for the benefit of the holders of such shares, but no such holder shall be entitled to receive interest thereon. At the expiration of such six- year period, all right, title, interest and claim of such holders in or to such unclaimed amounts shall be extinguished, terminated and discharged, and such unclaimed amounts shall become part of the general funds of the corporation free of any claim of such holders.

          (c)   The amount referred to in paragraph 2(c) of this
Article III as payable in the event of voluntary or involuntary liquidation of the corporation shall be $50 per Series A
Preference Share.

          (d) The Series A Preference Shares shall not be entitled to the benefit of any sinking fund for the redemption or purchase of such shares.

          (e)   (1)   Subject to the provisions for adjustment set
forth in subparagraph (2) below, each Series A Preference Share shall be convertible at any time at the election of the holder thereof into 1.1111 common shares (such rate, as adjusted from
time   to  time,  is  referred  to  as  the  "conversion  rate").
Certificates representing shares that a holder thereof has elected to convert shall be surrendered to any transfer agent of such shares duly endorsed to the corporation or in blank, or accompanied by proper instruments of transfer, together with written notice of the election to convert setting forth the denominations of common share certificates desired and the names
in   which  such  certificates  shall  be  issued.   As  soon  as
practicable after such surrender of such certificates and the receipt of such notice, the corporation shall issue and deliver
at   the  office  of  such  transfer  agent  to  the  person  who surrendered such certificates a certificate or certificates for the number of common shares issuable upon the conversion of such shares, and a check or cash in respect of any fraction of a share. Such conversion shall be deemed to have been effected on the date on which such notice and such certificates shall have been received, and each person in whose name any certificate for common shares shall be issuable upon such conversion shall be deemed to have become on such date the holder of record of the common shares represented thereby. The right to convert shares called for redemption shall terminate at the close of business on the date fixed for such redemption, unless the corporation shall default in making payment of the amount payable upon such
redemption.   The corporation shall make no payment or  allowance
for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the common shares issued upon such conversion.

                (2)   The conversion rate for Series A Preference
Shares shall be subject to adjustment from time to time only as follows:

                      (i)    If the corporation shall (A) pay  to
     holders of common shares a dividend in shares of its capital stock (including common shares), or (B) combine into a smaller number or subdivide its common shares, or issue by reclassification of its common shares any shares of the corporation, the conversion rate for Series A Preference

     Shares in effect immediately prior thereto shall be adjusted so that the holder of a Series A Preference Share surrendered for conversion after the record date fixing shareholders to be affected by such event shall be entitled to receive the number of shares of the corporation which he would have owned or have been entitled to receive after the happening of any of the events described above, had such share been converted immediately prior to such record date. Such adjustment shall be made whenever any such events shall happen, but shall also be effective retroactively as to any such share converted between such record date and the date of the happening of any such events.

                      (ii) If the corporation shall issue rights or warrants to holders of common shares entitling them to subscribe for or purchase common shares at a price per share less than the current market price per common share (as defined in part (iv) of this subparagraph (2)) as of the record date specified below, the number of common shares into which each Series A Preference Share shall thereafter be convertible shall be determined by multiplying the number of common shares into which such share was theretofore convertible by a fraction, the numerator of which shall be the number of common shares outstanding on the date of issuance of such rights or warrants plus the number of
     additional   common  shares  offered  for  subscription   or
     purchase,  and the denominator of which shall be the  number of common shares outstanding on the date of issuance of such rights or warrants plus the number of common shares which the aggregate offering price of the total number of common shares so offered would purchase at such current market
     price.   Such adjustment shall be made whenever such  rights
     or   warrants  are  issued,  but  shall  also  be  effective
     retroactively as to any share converted between the record date for the determination of shareholders entitled to receive such rights or warrants and the date such rights or warrants are issued.

                      (iii)  If the corporation shall distribute
     to holders of common shares evidences of its indebtedness or assets (excluding cash dividends or cash distributions) or rights or warrants to subscribe other than as set forth in part (ii) above, the number of common shares into which each Series A Preference Share shall therafter be convertible shall be determined by multiplying the number of common shares into which such share was thertofore convertible by a fraction, the numerator of which shall be the current market price per common share (as defined in part (iv) of this subparagraph (2)) as of the date of such distribution, and the denominator of which shall be such current market price per common share less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or such subscription rights or warrants applicable to one common share. Such adjustment shall be made whenever any such distribution is made, but shall also be effective retroactively as to any share converted between the record date for the determination of shareholders entitled to receive such distribution and the date such distribution is made.

                      (iv) For the purpose of any computation under parts (ii) and (iii) of this subparagraph (2), the current market price per common share as of any date shall be deemed to be the average of the daily closing prices for the thirty consecutive business days commencing on the forty-fifth business day before the date in question. The closing price for each business day shall be the last reported sales price regular way or, if no such sale takes place on such business day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the common shares are not listed or admitted to trading on such exchange, the average of the closing bid and asked prices as furnished by any member of the New York Stock Exchange selected by the Board or Directors for that purpose.

                      (v)    The conversion  rate  for  Series  A
     Preference Shares shall always be calculated to the nearest one one-hundredth of a share. No adjustment in the conversion rate for Series A Preference Shares shall be made unless the conversion rate for such shares after such adjustment would differ from the conversion rate prior to such adjustment by one one-hundredth of a common share or more, provided that any adjustments for Series A Preference Shares not made by reason of this part (v) of subparagraph
     (2) shall be carried forward and taken into account in calculating subsequent adjustments.

                      (vi)   Whenever   any  adjustment   in  the
     conversion rate for Series A Preference Shares is made, the corporation shall forthwith (A) file with each transfer agent for such shares a statement describing the adjustment and the method of calculation used, together with an opinion rendered by an independent firm of public accountants of recognized standing, who may be the corporation's regularly engaged auditors, that such adjustment was properly calculated in accordance with the provisions of this subparagraph (2), and (B) cause a copy of such statement to be published in a daily newspaper of general circulation in the Borough of Manhattan, the City of New York, and to be mailed to the holders of record of such shares.

                (3) If the corporation shall consolidate with or merge into another corporation, or if the corporation shall sell, lease or transfer to any other person or persons all or substantially all of the assets of the corporation, holders of Series A Preference Shares shall have the right after such event to convert each share held into the kind and amount of shares of stock, other securities, cash and property receivable upon such event by a holder of the number of common shares into which such shares might have been converted immediately prior to such event. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein
for  the  protection  of  the  conversion  rights  of  Series   A
Preference Shares shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon conversion, such shares of stock, other securities, cash and property. The provisions of
this   subparagraph  (3)  shall  similarly  apply  to  successive consolidations, mergers, sales, leases or transfers.

          (f) The holders of Series A Preference Shares shall not be entitled to vote except as provided by Washington statutes or by this Article III.

     8. An additional series of preference shares shall be designated Convertible Cumulative Preference Shares, Second Series ("Second Series Preference Shares") and shall initially consist of 32,000 shares. The relative rights and preferences of Second Series Preference Shares shall be as follows:

          (a)   The dividend rate for the Second Series Preference
Shares  shall  be  $2.80  per share per annum.   Subject  to  the
provisions of paragraph 3 of this Article III, the first dividend on the Second Series Preference Shares shall be paid on March 15, 1981 in respect of the period from the date of issuance to March 15, 1981, and thereafter dividends on Second Series Preference Shares shall be paid quarterly on June 15, September 15, December 15 and March 15 in each instance to holders of record of Second Series Preference Shares on such dates as may be fixed by the Board of Directors from time to time. The dividend payment on each payment date except the aforementioned first payment date shall  be  in  respect of the quarterly period ending  with  such
payment  date.   Dividends  on  the first  issued  Second  Series
Preference Shares shall accrue on a daily basis from and after the date of issuance thereof. Dividends on any reissued Second Series Preference Shares shall accrue on a daily basis from and after the payment date therefor to which dividends have been paid in full next preceding the date of reissuance of such shares, provided, however, that dividends on any subsequently reissued Second Series Preference Shares reissued after the record date fixed for the payment of a current dividend on such shares but before the date of payment of such dividend, shall accrue on a daily basis from and after such payment date or, if such dividend shall not be paid in full on such payment date, then from and after the next preceding payment date on which dividends on such shares have been paid in full. Dividends on Second Series Preference Shares reissued on any dividend payment date for such shares shall accrue on a daily basis from and after such payment date.

          (b)   (1)   Pursuant to resolution  of  the  Board  of
Directors and subject to the provisions of paragraph 3(a) of this
Article III, the corporation may redeem the whole or from time to time any part of the Second Series Preference Shares at any time at the following redemption prices per share for the respective periods indicated:

                 Date Fixed for
               Redemption Within               Price Per
             The Period (Inclusive)              Share
             ----------------------            ---------
    Date of first issue - December 14, 1980     $52.00
    December 15, 1980 - December 14, 1982        51.00
    December 15, 1982 - December 14, 1984        50.50
    December 15, 1984 and thereafter             50.00

plus, in each case, an amount equal to all accrued and unpaid dividends on the shares being redeemed to and including the date fixed for such redemption.

                (2) Notice of redemption shall be mailed by the corporation, not less than 30 or more than 60 days before the date fixed for redemption, to each transfer agent for the shares to be redeemed and to each holder of record of such shares addressed to such holder at his address appearing on the books of the corporation. Such notice of redemption shall set forth the date fixed for redemption, the redemption price and the place or places at which the shareholders may obtain payment of the redemption price plus accrued dividends upon the surrender of the certificates representing their shares, and shall set forth in respect to such shares the then current conversion rate and date
on   which  conversion  rights  expire,  all  as  determined   in
accordance with paragraph 8(e) of this Article III.

                (3) On or after the date fixed for redemption and stated in such notice, each holder of shares that are called for redemption shall, upon surrender of the certificates representing such shares to the corporation at the place or places designated in such notice, be entitled to receive payment of the redemption price of such shares, plus an amount equal to all accrued and unpaid dividends thereon to and including the date fixed for
redemption.   In case less than all of the shares represented  by
any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                (4) If less than all the outstanding shares are to be redeemed, the number of shares of Second Series Preference
Shares   to  be  redeemed  and  the  method  of  effecting   such
redemption, whether by lot or pro rata, shall be as determined by the Board of Directors.

                (5) At any time after a notice of redemption has been given in the manner prescribed herein and prior to the date fixed for redemption, the corporation may deposit in trust, with a bank, trust company or other financial institution an aggregate amount of funds sufficient for such redemption, for immediate payment in the appropriate amounts upon surrender of certificates for such shares. Upon the deposit of such funds, or if no such deposit is made, upon the date fixed for redemption (unless the corporation shall default in making payment of the appropriate amount), whether or not certificates for shares so called for redemption have been surrendered for cancellation, the shares to be redeemed shall be deemed to be no longer outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except for the right to receive the amount payable upon redemption, but without interest, and, up to the close of business on the date fixed for such redemption, the right to convert such shares as set forth in paragraph 8(e) of this Article III. Such deposit in trust shall be irrevocable except that any funds deposited by the corporation which shall not be required for the redemption for which they were deposited because of the exercise of rights of conversion subsequent to the date of deposit shall be returned to the corporation forthwith; and any funds deposited by the corporation which are unclaimed at the end of one year from the date fixed for such redemption shall be paid over to the corporation upon its request, and upon such repayment the holders of the shares so called for redemption shall look only to the
corporation  for  payment of the appropriate  amount.   Any  such
unclaimed amounts paid over to the corporation shall, for a period of six years after the date fixed for such redemption, be set apart and held by the corporation in trust for the benefit of the holders of such shares, but no such holder shall be entitled to receive interest thereon. At the expiration of such six-year period, all right, title, interest and claim of such holders in or to such unclaimed amounts shall be extinguished, terminated and discharged, and such unclaimed amounts shall become part of the general funds of the corporation free of any claim of such holders.

          (c)   The amount referred to in paragraph 2(c) of this
Article III as payable in the event of voluntary or involuntary liquidation of the corporation shall be $50 per Second Series
Preference Share.

          (d) The Second Series Preference Shares shall not be entitled to the benefit of any sinking fund for the redemption or purchase of such shares.

          (e)   (1)   Subject to the provisions for adjustment set
forth in subparagraph (2) below, each Second Series Preference Share shall be convertible at any time at the election of the holder thereof into 1.2121 common shares (such rate, as adjusted from time to time, is referred to as the "conversion rate"). Certificates representing shares that a holder thereof has elected to convert shall be surrendered to any transfer agent of such shares duly endorsed to the corporation or in blank, or accompanied by proper instruments of transfer, together with written notice of the election to convert setting forth the denominations of common share certificates desired and the names
in   which  such  certificates  shall  be  issued.   As  soon  as
practicable after such surrender of such certificates and the receipt of such notice, the corporation shall issue and deliver
at   the  office  of  such  transfer  agent  to  the  person  who surrendered such certificates a certificate or certificates for the number of common shares issuable upon the conversion of such shares, and a check or cash in respect of any fraction of a share. Such conversion shall be deemed to have been effected on the date on which such notice and such certificates shall have been received, and each person in whose name any certificate for common shares shall be issuable upon such conversion shall be deemed to have become on such date the holder of record of the common shares represented thereby. The right to convert shares called for redemption shall terminate at the close of business on the date fixed for such redemption, unless the corporation shall default in making payment of the amount payable upon such
redemption.   The corporation shall make no payment or  allowance
for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the common shares issued upon such conversion.

                (2)   The  conversion  rate  for  Second  Series
Preference Shares shall be subject to adjustment from time to time only as follows:

                      (i)    If the corporation shall (A) pay  to
     holders of common shares a dividend in shares of its capital stock (including common shares), or (B) combine into a smaller number or subdivide its common shares, or issue by reclassification of its common shares any shares of the corporation, the conversion rate for Second Series Preference Shares in effect immediately prior thereto shall be adjusted so that the holder of a Second Series Preference Share surrendered for conversion after the record date fixing shareholders to be affected by such event shall be entitled to receive the number of shares of the corporation which he would have owned or have been entitled to receive after the happening of any of the events described above, had such share been converted immediately prior to such record date. Such adjustment shall be made whenever any of such events shall happen, but shall also be effective retroactively as to any such share converted between such record date and the date of the happening of any such events.

                      (ii) If the corporation shall issue rights or warrants to holders of common shares entitling them to subscribe for or purchase common shares at a price per share less than the current market price per common share (as defined in part (iv) of this subparagraph (2)) as of the record date specified below, the number of common shares
     into   which  each  Second  Series  Preference  Share  shall
     thereafter be convertible shall be determined by multiplying the number of common shares into which such share was theretofore convertible by a fraction, the numerator of which shall be the number of common shares outstanding on the date of issuance of such rights or warrants plus the number of additional common shares offered for subscription or purchase, and the denominator of which shall be the number of common shares outstanding on the date of issuance of such rights or warrants plus the number of common shares which the aggregate offering price of the total number of common shares so offered would purchase at such current market price. Such adjustment shall be made whenever such rights or warrants are issued, but shall also be effective retroactively as to any share converted between the record date for the determination of shareholders entitled to receive such rights or warrants and the date such rights or warrants are issued.

                      (iii)  If the corporation shall distribute
     to holders of common shares evidences of its indebtedness or assets (excluding cash dividends or cash distributions) or rights or warrants to subscribe other than as set forth in part (ii) above, the number of common shares into which each Second Series Preference Share shall thereafter be convertible shall be determined by multiplying the number of common shares into which such share was theretofore convertible by a fraction, the numerator of which shall be the current market price per common share (as defined in part (iv) of this subparagraph (2)) as of the date of such distribution, and the denominator of which shall be such current market price per common share less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or such subscription rights or warrants applicable to one common share. Such adjustment shall be made whenever any such distribution is made, but shall also be effective retroactively as to any share converted between the record date for the determination of shareholders entitled to receive such distribution and the date such distribution is made.

                      (iv) For the purpose of any computation under parts (ii) and (iii) of this subparagraph (2), the current market price per common share as of any date shall be deemed to be the average of the daily closing prices for the thirty consecutive business days commencing on the forty-fifth business day before the date in question. The closing price for each business day shall be the last reported sales price regular way or, if no such sale takes place on such business day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the common shares are not listed or admitted to trading on such exchange, the average of the closing bid and asked prices as furnished by any member of the New York Stock Exchange selected by the Board of Directors for that purpose.

                      (v) The conversion rate for Second Series Preference Shares shall always be calculated to the nearest
     one   one-hundredth  of  a  share.   No  adjustment  in  the
     conversion rate for Second Series Preference Shares shall be made unless the conversion rate for such shares after such adjustment would differ from the conversion rate prior to such adjustment by one one-hundredth of a common share or more, provided that any adjustments for Second Series Preference Shares not made by reason of this part (v) of subparagraph (2) shall be carried forward and taken into account in calculating subsequent adjustments.

                      (vi)   Whenever  any  adjustment   in   the
     conversion rate for Second Series Preference Shares is made, the corporation shall cause to mailed to each holder of Second Series Preference Shares a statement describing the adjustment and the method of calculation used and, at the holder's request, shall furnish a copy of an opinion rendered by an independent firm of public accountants of recognized standing, who may be the corporation's regularly engaged auditors, that such adjustment was properly calculated in accordance with the provisions of this subparagraph (2).

                (3) If the corporation shall consolidate with or merge into another corporation, or if the corporation shall sell, lease or transfer to any other person or persons all or substantially all of the assets of the corporation, holders of Second Series Preference Shares shall have the right after such event to convert each share held into the kind and amount of shares of stock, other securities, cash and property receivable upon such event by a holder of the number of common shares into which such shares might have been converted immediately prior to
such  event.   In any such event, effective provisions  shall  be
made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale,
conveyance,  lease  or  transfer,  or  otherwise  so   that   the
provisions set forth herein for the protection of the conversion rights of Second Series Preference Shares shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon conversion, such shares of stock, other securities, cash and
property.    The  provisions  of  this  subparagraph  (3)   shall
similarly apply to successive consolidations, mergers, sales, leases or transfers.

          (f) Each outstanding share of Second Series Preference Shares shall be entitled to one vote, not as a class, on each matter submitted to a vote at a meeting of shareholders.

     9. The third series of preference shares shall be designated "$11.00 Cumulative Preference Shares, Third Series" (the "Third Series Preference Shares"), and the number of shares constituting such series shall be 147,000. The relative rights and preferences of the Third Series Preference Shares shall be as follows:

          (a) The holders of Third Series Preference Shares shall be entitled to receive, when and as declared by the Board of Directors, out of any funds lawfully available therefor, cash dividends thereon at the annual rate of $11.00 per share, and no more, payable quarterly, from the date of issuance thereof, upon the 15th day of March, June, September and December in each year. Dividends on the Third Series Preference Shares shall commence to accrue from the date of issuance thereof and shall be cumulative.

          (b)   The amount referred to in paragraph 2(c) of this
Article III as payable in the event of voluntary or involuntary liquidation of the corporation shall be $100 per share. Accordingly, in the event of the voluntary or involuntary liquidation of the corporation the "preferential amount" which the holders of the Third Series Preference Shares shall be entitled to receive out of the assets of the corporation pursuant to paragraph 3(c) of this Article III is $100 per share plus all accrued and unpaid dividends thereon.

          (c)   (1)   The corporation shall redeem 29,400  Third
Series Preference Shares on December 15, 1988 and on each December 15 thereafter until the Third Series Preference Shares originally issued shall have been fully redeemed. Third Series Preference Shares redeemed pursuant to the provisions of this subparagraph (1) shall be redeemed in the manner, upon the notice and with the effect set forth in subparagraph (4) of this paragraph (c) and at a redemption price equal to $100 per share plus all dividends accrued and unpaid thereon to the date of redemption.

                (2)   In addition to the redemption of Third Series
Preference Shares required to be made pursuant to the foregoing subparagraph (1) of this paragraph (c), the corporation may concurrently with any such mandatory redemption, redeem a number of Third Series Preference Shares (in units of 1,000 shares or integral multiples of 1,000 in excess thereof) not exceeding the number of Third Series Preference Shares being redeemed on such
date  pursuant  to the foregoing subparagraph (1) hereof.   Third
Series   Preference  Shares  to  be  redeemed  pursuant  to   the
provisions  of  this subparagraph (2) shall be  redeemed  in  the
manner,  upon  the  notice  and  with  the  effect  provided   in
subparagraph (4) of this paragraph (c) and at a redemption price equal to $100 per share plus the amount of all dividends accrued and unpaid thereon to the date of redemption.

                      The right of the corporation to redeem Third
Series Preference Shares pursuant to this subparagraph (2) is subject to the following limitations: (i) such right shall be noncumulative and the failure of the corporation to exercise such right on any date shall not increase the number of Third Series Preference Shares which it may redeem under this subparagraph (2) on any other date; (ii) Third Series Preference Shares redeemed pursuant to the provisions of this subparagraph (2) shall be credited, pro tanto, against the obligation of the corporation to redeem Third Series Preference Shares pursuant to the provisions of the foregoing subparagraph (1) hereof in the inverse order of the dates on which such redemptions are required to be made; and
(iii) the number of Third Series Preference Shares redeemed by the corporation from time to time pursuant to the provisions of this subparagraph (2) shall not exceed a cumulative total of 44,100 shares.

                (3) In addition to redemption of Third Series Preference Shares required to be made pursuant to the foregoing subparagraph (1) of this paragraph (c) and permitted to be made pursuant to the foregoing subparagraph (2) of this paragraph (c), the Third Series Preference Shares shall be subject to redemption at any time or from time to time on or after but not before December 15, 1987, in whole or in part (but if in part then in units of 1,000 shares or integral multiples of 1,000 shares in excess thereof) at the option of the corporation upon payment of a redemption price of $100 per share together with all dividends accrued and unpaid thereon to the date of redemption and together with a premium per share determined in accordance with the applicable provisions of the following table:

                 Date Fixed for
               Redemption Within                 Price Per
             The Period (Inclusive)                Share
             ----------------------              ---------
    December 15, 1987 - December 14, 1988          $5.00
    December 15, 1988 - December 14, 1989           3.00
    December 15, 1989 - December 14, 1990           1.00
    December 15, 1990 and thereafter                None

                      Third  Series  Preference  Shares  redeemed
pursuant to the provisions of this subparagraph (3) shall be credited pro tanto, against the obligation of the corporation to
         ---------
redeem Third Series Preference Shares pursuant to the provisions of the foregoing subparagraph (1) hereof, in the inverse order of the dates on which such redemptions are required to be made.

                (4)   (i)    Notice of every redemption pursuant  to
     this paragraph (c) shall be mailed at least 30 but not more than 90 days prior to the date fixed for redemption to the holders of record of Third Series Preference Shares so to be redeemed at their respective addresses as the same shall appear on the books of the corporation. Each such notice of redemption shall set forth the redemption price applicable to the Third Series Preference Shares being redeemed, and that the redemption is pursuant to subparagraph (1), (2) or
     (3) of this paragraph (c). In case of the redemption of less than all of the outstanding Third Series Preference Shares, the number of shares to be redeemed shall in the case of each holder of record on the date of such selection of at least 100 Third Series Preference Shares be as nearly as practicable in the same proportion as the number of such shares held by such holder bears to the total number of such shares then outstanding (except as above provided in this paragraph (c)) and in the case of any other holder shall be determined in such manner as the Board of Directors of the corporation deems appropriate and fair.

                      (ii) If, on the redemption date specified in the notice of redemption, the funds necessary for such redemption shall have been set aside by the corporation separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, then (unless the corporation shall default in making payment of the appropriate amount), notwithstanding that any certificates for Third Series Preference Shares so called for redemption shall not have been surrendered for cancellation, the shares represented thereby which are to be redeemed shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so specified and all rights of holders of Third Series Preference Shares so called for redemption shall forthwith, after such redemption date, cease and terminate excepting only the right of the holders thereof to receive the redemption price therefor (but without interest) and any other rights of the holders thereof which by the express terms of the agreement or instrument creating such rights survive the redemption of any or all of the Third Series Preference Shares. At the expiration of six years from the date fixed for redemption, all right, title, interest and claim of the holders of the Third Series Preference Shares called for redemption in or to unclaimed moneys so set aside by the corporation shall be extinguished, terminated and discharged, and such unclaimed moneys shall become part of the general funds of the corporation free of any claim of such holders.

                      (iii)  At  any  time  after  notice  of
     redemption has been given in the manner prescribed herein and prior to the date fixed for redemption, the corporation may deposit in trust, with a bank or trust company having capital, surplus and undistributed profits aggregating at least $50,000,000, an aggregate amount of funds sufficient for such redemption, for immediate payment in the appropriate amounts upon surrender of certificates for the Third Series Preference Shares so called for redemption. Upon the deposit of such funds or, if no such deposit is made, upon the date fixed for redemption (unless the corporation shall default in making payment of the appropriate amount), whether or not certificates for Third Series Preference Shares so called for redemption have been surrendered for cancellation, the Third Series Preference Shares to be redeemed shall be deemed to be no longer outstanding and the holders thereof shall cease to be shareholders with respect to such Third Series Preference Shares and shall have no rights with respect thereto, except for the right to receive the amount payable upon redemption (but without interest) and any other rights of the holders thereof which by the express terms of the agreement or instrument creating such rights survive the redemption of any or all of the Third Series Preference Shares. Any funds deposited by the corporation which are unclaimed at the end of one year from the date fixed for such redemption shall be paid over to the corporation upon its request, and upon such repayment the holders of the Third Series Preference Shares so called for redemption shall look only to the corporation for payment of the appropriate amount. Any such unclaimed amounts paid over to the corporation shall, for a period of six years after the date fixed for such redemption, be set apart and held by the corporation in trust for the benefit of the holders of such Third Series Preference Shares, but no such holder shall be entitled to receive interest thereon. At the expiration of such six-year period, all right, title, interest and claim of such holders in or to such unclaimed amounts shall be extinguished, terminated and discharged, and such unclaimed amounts shall become part of the general funds of the corporation free of any claim of such holders.

                      (iv) All Third Series Preference Shares which shall have been redeemed, purchased or otherwise acquired by or surrendered to the corporation shall have the status specified in paragraph 1 of this Article III and may be reissued as specified in such paragraph 1 except that such shares shall not be reissued as Third Series Preference Shares.

                      (v) The corporation shall not declare or pay any dividends upon, or set aside any sum or sums for the purchase, redemption (including any sinking fund payment therefor) or other acquisition for value of, any class or series of shares ranking on a parity with or subordinate to the  Third  Series Preference Shares with respect to  either
     the   payment  of  dividends  or  rights  upon  dissolution,
     liquidation or winding up of the affairs of the corporation unless all redemptions of the Third Series Preference Shares required to be made pursuant to subparagraph (1) of this paragraph (c) shall have been made.

          (d)   (1)   The holders of Third Series Preference Shares
shall have no voting rights except as provided by Washington statutes or by this Article III.

                (2) So long as any Third Series Preference Shares shall be outstanding, and in addition to any other approvals or consents required by law, without the consent of the holders of 66-2/3% of all preference shares outstanding as of a record date
fixed   by  the  Board  of  Directors,  given  either  by   their
affirmative vote at a special meeting called for that purpose, or, if permitted by law, in writing without a meeting:

                      (i) The corporation shall not sell, transfer or lease all or substantially all the properties and assets of the corporation provided, however, that nothing herein shall require the consent of the holders of preference shares for or in respect of the creation of any mortgage, pledge, or other lien upon all or any part of the assets of the corporation.

                      (ii) The corporation shall not effect a merger or consolidation with any other corporation or
     corporations   unless  as  a  result  of  such   merger   or
     consolidation and after giving effect thereto (1) either (A) the corporation shall be the surviving corporation or (B) if the corporation is not the surviving corporation, the successor corporation shall be a corporation duly organized and existing under the laws of any state of the United States of America or the District of Columbia, and all obligations of the corporation with respect to the Third Series Preference Shares shall be assumed by such successor corporation, (2) the Third Series Preference Shares then outstanding shall continue to be outstanding, and (3) there shall be no alteration or change in the designation or the preferences, relative rights or limitations applicable to outstanding Third Series Preference Shares prejudicial to the holders thereof.

                      (iii)  The corporation shall not  amend,
     alter or repeal any of the provisions of its Articles of Incorporation in any manner which adversely affects the relative rights, preferences or limitations of the Third Series Preference Shares or the holders thereof; provided, however, that the corporation shall not amend, alter or repeal the provisions of paragraph (a), (b) or (c) of this paragraph 9 of this Article III or the provisions of this clause (iii), without the consent of the holders of all preference shares outstanding as of a record date fixed by the Board of Directors, given either by the affirmative vote of such holders at a special meeting called for that purpose or, if permitted by law, in writing without a meeting.

     10.(A)     The second series of preferred shares  shall  be
designated "Market Auction Preferred Shares, Series A" (hereinafter referred to as "Series A MAPS"), and the number of authorized shares constituting Series A MAPS is 750. The relative rights and preferences of Series A MAPS shall be as follows:

          (a) The Holders (as defined in subparagraph (d) of this paragraph 10(A)) shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cash dividends thereon at the Applicable Rate (as defined in subparagraph (2)(i) of this paragraph 10(A)(a)) and no more, determined as set forth below, payable on the respective dates set forth below.

                (1)   (i)    Dividends on Series A MAPS,  at  the
     Applicable Rate, shall accrue from the Date of Original Issue (as defined in subparagraph (d) of this paragraph 10(A)). The first and second dividend payment dates on the Series A MAPS will be December 31, 1985 and February 20, 1986, respectively. Following such second dividend payment date, dividends will be payable on each day thereafter which is the seventh Thursday after Thursday, February 20, 1986 (each such date being herein referred to as the "Normal
     Dividend  Payment  Date") except that  (A)  if  such  Normal
     Dividend Payment Date is not a Business Day, then the Dividend Payment Date (as hereinafter defined) shall be the preceding Tuesday if both such Tuesday and the following Wednesday are Business Days; (B) or if the Friday following such Normal Dividend Payment Date is not a Business Day, then  the  Dividend  Payment Date  shall  be  the  Wednesday preceding such Normal Dividend Payment Date if both such Wednesday and such Normal Dividend Payment Date are Business days; or (C) if such Normal Dividend Payment Date and either such preceding Tuesday or Wednesday are not Business Days or if such Friday and such Wednesday are not Business Days, then the Dividend Payment Date shall be the first Business Day preceding the Normal Dividend Payment Date that is next succeeded by a day that is also a Business Day. Although any particular Dividend Payment Date shall not occur on the originally scheduled Normal Dividend Payment Date because of the exceptions discussed above, the next succeeding Dividend Payment Date shall be, subject to such exceptions, the seventh Thursday following the originally designated Normal Dividend Payment Date for the prior Dividend Period (as defined in subparagraph (2)(i) of this paragraph 10(A)); provided that the Board of Directors, in the event of a change in law lengthening the minimum holding period (currently found in Section 246(c) of the Code (as defined in subparagraph (d) of this paragraph 10(A)) required for taxpayers to be entitled to the dividends received deduction on preferred stock held by non-affiliated corporations (currently found in Section 243(a) of the Code), shall adjust the period of time between Dividend Payment Dates so as, subject to clauses (A) through (C) of this subparagraph
     (a)(1)(i), to adjust uniformly the number of days (such number of days without giving effect to such clauses (A) through (C) being hereinafter referred to as "dividend period days") in Dividend Periods commencing after the date of such change in law to equal or exceed the then current minimum holding period; provided that the number of dividend period days shall not exceed by more than nine days the length of such then current minimum holding period and shall be evenly divisible by seven, and the maximum number of dividend period days in no event shall exceed 98 days (each date of payment of dividends being herein referred to as a "Dividend Payment Date" and the first Dividend Payment Date being herein referred to as the "Initial Dividend Payment Date"). Upon any such change in the number of dividend period days as a result of a change in law, the corporation shall publish notice of such change in a newspaper of general circulation in The City of New York, New York, which carries financial news and shall mail notice of such change by first class mail, postage prepaid, to each Holder at such Holder's address as the same appears on the stock transfer books of the corporation.

                      (ii) As long as the Applicable Rate is based on the results of an Auction (as defined in subparagraph (d) of this paragraph 10(A), the corporation shall pay to the Auction Agent (as defined in subparagraph (d) of this paragraph 10(A)) not later than 12:00 Noon, New York City time, on the Business Day next preceding each Dividend Payment Date, an aggregate amount of funds available on the next Business Day in The City of New York, New York, equal to the dividends to be paid to all Holders on such Dividend Payment Date. All such moneys shall be held in trust for the payment of dividends on shares of Series A MAPS for the benefit of the Holders by the Auction Agent and paid as set forth in subparagraph (1)(iii) of this paragraph 10(A)(a).

                      (iii)  For purposes of determining to whom
     dividends shall be paid, each dividend shall be payable to the Holders as their names appear on the stock transfer books of the corporation on the Business Day next preceding the Dividend Payment Date thereof. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment
     Date, to the Holders as their names appear on the stock transfer books of this corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors.

                (2)   (i)    The dividend rate on Series A MAPS shall
     be 5.625% per annum during the period from and after the Date of Original Issue to and including the Initial Dividend Payment Date (the "Initial Dividend Period"). Commencing on
     the Initial Dividend Payment Date, the dividend rate on Series A MAPS for each subsequent dividend period (herein
     referred   to   as  a  "Subsequent  Dividend   Period"   and
     collectively as "Subsequent Dividend Periods"; and the Initial Dividend Period or any Subsequent Dividend Period
     being  herein  referred  to  as  a  "Dividend  Period"   and
     collectively   as  "Dividend  Periods")  thereafter,   which
     subsequent Dividend Periods shall commence on the day that is the last day of the preceding Dividend Period and shall end on and include the next succeeding Dividend Payment Date, shall be equal to the rate per annum that results from implementation of the Auction Procedures (as defined in subparagraph (d) of this paragraph 10(A)); provided that if an Auction Termination Event (as defined in subparagraph (d) of this paragraph 10(A)) shall have occurred prior to the first day of such Subsequent Dividend Period, the dividend rate for each Subsequent Dividend Period shall be a rate per annum (the "Alternate Rate") equal to 150% of the "AA" Composite Commercial Paper Rate (as defined in subparagraph
     (d) of this paragraph 10(A)) on the first day of such Subsequent Dividend Period. The rate per annum at which dividends are payable on shares of Series A MAPS for any Dividend Period is herein referred to as the "Applicable Rate".

                      (ii)   The amount  of dividends  per  share
     payable on Series A MAPS for any Dividend Period or part thereof shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction the numerator of which shall be the number of days in such Dividend Period or part thereof (calculated by counting the first day thereof but excluding the last day thereof) such share was outstanding and the denominator of which shall be 360 and applying the rate obtained against $100,000 per share of Series A MAPS. For purposes of this subparagraph (2)(ii), shares of Series A MAPS shall be treated as outstanding from the Date of Original Issue.

                      (iii)  The  Applicable  Rate  for  each
     Subsequent Dividend Period shall be published not later than the fifth Business Day next succeeding the first day of such Subsequent Dividend Period in a newspaper of general circulation in The City of New York, New York, which carries financial news.

          (b)   (1)   (i)    (A)    Series A MAPS may be redeemed,
     at the option of the corporation, as a whole or from time to time in part, on the second Business Day preceding any Dividend Payment Date at a redemption price of:

                                    (I)   $101,500  per share  if
     redeemed during the twelve months ending November 14, 1986;

                                    (II)  $101,000  per  share if
     redeemed during the twelve months ending November 14, 1987;

                                    (III) $100,500 per  share  if
     redeemed during the twelve months ending November 14,  1988;
     and

                                    (IV)  $100,000 per  share  if
     redeemed thereafter;

     plus, in each case, an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption.

                            (B)     If fewer  than all   of   the
     outstanding Series A MAPS are to be redeemed pursuant to this subparagraph (b)(1)(i), the number of shares to be redeemed shall be determined by the Board of Directors, and such shares shall be redeemed pro rata from the Holders in proportion to the number of such shares held by such Holders (with adjustments to avoid redemption of fractional shares).

                      (ii)  Series A MAPS may be redeemed, at  the
     option of the corporation, as a whole but not in part, on any Dividend Payment Date at a redemption price of $100,000 per share, plus an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption, if the Applicable Rate fixed for the Dividend Period ending on such Dividend Payment Date shall equal or exceed the "AA" Composite Commercial Paper Rate on the date of determination of such Applicable Rate.

                (2) If the corporation shall redeem Series A MAPS pursuant to this paragraph 10(A)(b), notice of such redemption shall be mailed by first class mail, postage prepaid, to each Holder of the shares to be redeemed, at such Holder's address as the same appears on the stock transfer books of the corporation. Such notice shall be so mailed not less than 30 or more than 45 days prior to the date fixed for redemption. Each such notice shall state: (v) the redemption date, (w) the number of shares of Series A MAPS to be redeemed, (x) the redemption price, (y) the place or places where certificates for such shares of Series
A MAPS are to be surrendered for payment of the redemption price and (z) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If fewer than all shares held by any Holder are to be redeemed, the notice mailed to such Holder shall also specify the number of shares to be redeemed from such Holder.

                (3) If notice of redemption has been given under subparagraph (2) of this paragraph 10(A)(b), from and after the redemption date for the shares of Series A MAPS called for redemption (unless default shall be made by the corporation in providing money for the payment of the redemption price of the shares so called for redemption) dividends on Series A MAPS so called for redemption shall cease to accrue and said shares shall no longer be deemed to be outstanding, and all rights of the Holders thereof as shareholders of the corporation (except the
right  to  receive  the  redemption  price)  shall  cease.   Upon
surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), the redemption price set forth above shall be payable by the Auction Agent to the Holders of shares of
Series  A MAPS subject to redemption on the redemption date.   In
case fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the Holder thereof.

                (4) On the Business Day next preceding a redemption date, the corporation shall irrevocably deposit with the Auction Agent for each share of Series A MAPS to be redeemed on such date an amount equal to the applicable redemption price plus an amount equal to accrued and unpaid dividends (whether or not earned or declared) on such share to the date fixed for redemption, in funds available on the redemption date in The City of New York, New York. All such moneys shall be irrevocably deposited for the payment of the redemption price of shares of Series A MAPS to be so redeemed and shall be held in trust for the benefit of the Holders whose shares are to be redeemed by the Auction Agent and applied as set forth herein.

                (5) Any monies held in trust for payment of the appropriate redemption price to be paid to Holders of shares of Series A MAPS subject to redemption on any redemption date
remaining  unclaimed  at  the  end  of  three  years  from   such
redemption date shall be repaid to the corporation upon the written request of the corporation, after which the Holders of shares of Series A MAPS so called for redemption but for which moneys remain unclaimed shall look only to the corporation for the payment thereof.

                (6) Shares of Series A MAPS redeemed, purchased or otherwise reacquired, or surrendered to the corporation shall be retired and not reissued as Series A MAPS, but shall have the status of authorized and unissued preferred shares of the corporation that may be reissued as part of a new or different series of preferred shares.

          (c) (1) The amount referred to in paragraph 2(c) of this Article III as payable in the event of voluntary or involuntary liquidation of the corporation shall be $100,000 per share of Series A MAPS. Accordingly, in the event of the voluntary or involuntary liquidation of the corporation the "preferential amount" which the Holders of Series A MAPS shall be entitled to receive out of the assets of the corporation pursuant to paragraph 3(c) of this Article III is $100,000 per share plus all accrued and unpaid dividends thereon.

                (2) The Holders of Series A MAPS shall have no voting rights except as provided by Washington statutes or by this Article III.

                (3) For so long as any shares of Series A MAPS are outstanding, the Auction Agent, duly appointed by the corporation to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the corporation and its affiliates (which, however, may engage or have engaged in business transactions with the corporation or its affiliates) and at no time shall the corporation or its affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any shares of Series A MAPS are outstanding, the Board of Directors of the corporation shall promptly thereafter appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent.

          (d) As used in this paragraph 10(A) of Article III, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                (1)   "`AA' Composite Commercial Paper Rate",  on
any date, shall mean (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by Standard & Poor's Corporation or its successor, or the equivalent of such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the immediately preceding Business Day prior to such date; or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent  of  the  60-day rate on commercial  paper  placed  on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business of the immediately preceding Business Day prior to such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or, if the corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer. If the Board of Directors shall make the adjustment referred to in the proviso of the first sentence of subparagraph (1)(i) of paragraph 10(A)(a), then (i) if the dividend period days shall be 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper, and (ii) if the dividend period days shall be 85 or more days but 98 or fewer days, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (A) the discount rate divided by (B) the difference between
(x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

                (2) "Alternate Rate" shall have the meaning specified in subparagraph (a)(2)(i) of this paragraph 10(A).

                (3) "Applicable Rate" shall have the meaning specified in subparagraph (a)(2)(i) of this paragraph 10(A).

                (4) "Auction" shall mean each periodic operation of the Auction Procedures.

                (5) "Auction Agent" shall mean a bank or trust company appointed as such by the corporation.

                (6)   "Auction  Procedures"  shall   mean   the
procedures for conducting Auctions set forth in paragraph 10(B) hereof.

                (7)   "Auction Termination Event" shall mean  the
first failure by the corporation to pay to the Auction Agent, not later than 12:00 Noon, New York City time, (A) on the Business Day next preceding any Dividend Payment Date, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any Series A MAPS or (B) on the Business Day next preceding any redemption date in the case of a redemption pursuant to subparagraph (b) of this paragraph 10(A), in funds available on such redemption date in The City of New York, New York, the redemption price to be paid on such redemption date of any Series A MAPS after notice of redemption is given pursuant to subparagraph (b) of this paragraph 10(A).

                (8) "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is neither a Saturday, Sunday or other day on which banks in The City of New
York, New York are authorized or required by law to close.

                (9) "Code" shall mean the Internal Revenue Code of 1954, as amended.

                (10)  "Commercial  Paper  Dealers"  shall   mean
Goldman,  Sachs & Co. and Morgan Stanley & Co. Incorporated,  or,
in   lieu   of  any  thereof,  their  respective  affiliates   or
successors.

                (11) "Date of Original Issue" shall mean the date on which the corporation initially issues the Series A MAPS.

                (12) "Dividend Payment Date" shall have the meaning specified in subparagraph (a)(1)(i) of this paragraph
10(A).

                (13) "Dividend Period" and "Dividend Periods" shall have the respective meanings specified in subparagraph
(a)(2)(i) of this paragraph 10(A).

                (14) "Holder" shall mean the holder of shares of Series A MAPS as the same appears on the stock transfer books of the corporation.

                (15) "Initial Dividend Payment Date" shall have the meaning specified in subparagraph (a)(1)(i) of this paragraph
10(A).

                (16) "Initial Dividend Period" shall have the meaning specified in subparagraph (a)(2)(i) of this paragraph
10(A).

                (17) "Normal Dividend Payment Date" shall have the meaning specified in subparagraph (a)(1)(i) of this paragraph
10(A).

                (18) "Series A MAPS" shall mean the series of the Preferred Shares, liquidation preference $100,000 per share, of the corporation designated as its "Market Auction Preferred
Shares, Series A."

                (19) "Subsequent Dividend Period" and "Subsequent Dividend Periods" shall have the respective meanings specified in subparagraph (a)(2)(i) of this paragraph 10(A).

                (20) "Substitute Commercial Paper Dealer" shall mean any commercial paper dealer that is a leading dealer in the commercial paper market provided that neither such dealer nor any of its affiliates shall be a Commercial Paper Dealer.

        (B) (a) Certain  Definitions.   Capitalized  terms  not
defined in this subparagraph (a) shall have the respective meanings specified in paragraph 10(A) of this Article III. As used in this paragraph 10(B), the following terms shall have the following meanings, unless the context otherwise requires:

                (1) "`AA' Rate Multiple", on any Auction Date, shall mean the percentage determined as set forth below based on the prevailing rating of Series A MAPS in effect at the close of business on the Business Day immediately preceding such Auction
Date:

        Prevailing Rating                    Percentage
        -----------------                    ----------
        AA/aa or above                          110%
        A/a                                     120%
        BBB/baa                                 130%
        Below BBB/baa (includes no rating)      150%

                      For   purposes  of  this  definition,   the
"prevailing rating" of Series A MAPS shall be (i) AA/aa or Above, if Series A MAPS then have a rating of AA or better by Standard & Poor's Corporation or its successor ("S&P") or aa3 or better by Moody's Investors Service, Inc. or its successor ("Moody's"), or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not AA/aa or Above, then A/a if Series A MAPS then have a rating of A or better and lower than AA by S&P or a3 or better and lower than aa3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not AA/aa or Above or A/a, then BBB/baa if Series A MAPS then have a rating of BBB or better and lower than A by S&P or baa3 or better and lower than a3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, and (iv) if not AA/aa or Above, A/a or BBB/baa, then Below BBB/baa. The corporation shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for Series A MAPS. If either or both S&P or Moody's shall not make such a rating available, Morgan Stanley & Co. Incorporated or its successor shall select a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) to act as substitute rating agency or substitute rating agencies, as the case may be.

                (2) "Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of or under common control with the corporation.

                (3) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Purchaser's Letter.

                (4) "Auction" shall mean the periodic operation of the procedures set forth in this paragraph 10(B).

                (5) "Auction Date" shall mean the Business Day next preceding a Dividend Payment Date.

                (6) "Available Series A MAPS" shall have the meaning specified in subparagraph (d)(1) of this paragraph 10(B).

                (7) "Bid" and "Bids" shall have the respective meanings specified in subparagraph (b)(1) of this paragraph
10(B).

                (8) "Bidder" and "Bidders" shall have the respective meanings specified in subparagraph (b)(1) of this paragraph 10(B).

                (9) "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this paragraph 10(B), that is a member of, or a participant in, the Securities Depository, has been selected by the corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

                (10) "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this paragraph 10(B).

                (11) "Existing Holder", when used with respect to Series A MAPS, shall mean a Person who has signed a Purchaser's
Letter  and  is listed as the beneficial owner of such  Series  A
MAPS in the records of the Auction Agent.

                (12) "Hold Order" and "Hold Orders" shall have the respective meanings specified in subparagraph (b)(1) of this paragraph 10(B).

                (13) "Maximum Rate", on any Auction Date, shall mean the product of the "AA" Composite Commercial Paper Rate and the "AA" Rate Multiple.

                (14)  "Order"  and  "Orders"  shall  have   the
respective meanings specified in subparagraph (b)(1) of this paragraph 10(B).

                (15) "Outstanding" shall mean, as of any date, Series A MAPS theretofore issued by the corporation except, without duplication, (i) any Series A MAPS theretofore cancelled or delivered to the Auction Agent for cancellation or redeemed by the corporation or as to which a notice of redemption shall have been given by the corporation, (ii) any Series A MAPS as to which the corporation or any Affiliate thereof shall be an Existing Holder and (iii) any Series A MAPS represented by any certificate in lieu of which a new certificate has been executed and delivered by the corporation.

                (16)  "Person"  shall  mean  and   include   an
individual,   a   partnership,  a  corporation,   a   trust,   an
unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

                (17) "Potential Holder" shall mean any Person, including any Existing Holder, (i) who shall have executed a Purchaser's Letter and (ii) who may be interested in acquiring shares of Series A MAPS (or, in the case of an Existing Holder, additional shares of Series A MAPS).

                (18) "Purchaser's Letter" shall mean a letter addressed to the corporation, the Auction Agent, a Broker-Dealer and an Agent Member in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell shares of Series A MAPS as set forth in this paragraph 10(B).

                (19) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the corporation which agrees to follow the procedures required to be followed by such securities depository in connection with Series A MAPS.

                (20) "Sell Order" and "Sell Orders" shall have the respective meanings specified in subparagraph (b)(1) of this paragraph 10(B).

                (21) "Submission Deadline" shall mean 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

                (22) "Submitted Bid" shall have the meaning specified in subparagraph (d)(1) of this paragraph 10(B).

                (23) "Submitted Hold Order" shall have the meaning specified in subparagraph (d)(1) of this paragraph 10(B).

                (24) "Submitted Order" shall have the meaning specified in subparagraph (d)(1) of this paragraph 10(B).

                (25) "Submitted Sell Order" shall have the meaning specified in subparagraph (d)(1) of this paragraph 10(B).

                (26) "Sufficient Clearing Bids" shall have the meaning specified in subparagraph (d)(1) of this paragraph 10(B).

                (27) "Winning Bid Rate" shall have the meaning specified in subparagraph (d)(1) of this paragraph 10(B).

          (b)   Orders by Existing Holders and Potential Holders.
(1) On or prior to the Submission Deadline on each Auction Date:

                (i) each Existing Holder may submit to a Broker-Dealer information as to:

                      (A) the number of Outstanding Series A MAPS, if any, held by such Existing Holder which such Existing
     Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                      (B) the number of Outstanding Series A MAPS, if any, that such Existing Holder desires to continue to hold if the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

                      (C) the number of Outstanding Series A MAPS, if any, held by such Existing Holder which such Existing
     Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

                (ii) one or more Broker-Dealers, using lists of Potential Holders, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Holders, including Persons that are not Existing Holders, on such lists to determine the number of shares, if any, of Series A MAPS which each such Potential Holder offers to purchase if the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

                For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i)(A),
     (i)(B), (i)(C) or (ii) of this subparagraph (1) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this subparagraph (1) is hereinafter referred to as a "Hold
     Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or
     (ii) of this subparagraph (1) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this subparagraph (1) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders".

                (2)   (i)    A  Bid by an Existing  Holder  shall
     constitute an irrevocable offer to sell:

                             (A)   the number of Outstanding Series A
     MAPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified therein; or

                             (B)   such number or a lesser number  of
     Outstanding Series A MAPS to be determined as set forth in clause (iv) of subparagraph (e)(l) of this paragraph 10(B) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein; or

                             (C)   a lesser number of Outstanding
     Series A MAPS to be determined as set forth in clause (iii) of subparagraph (e)(2) of this paragraph 10(B) if the rate specified therein shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

                      (ii) a Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                             (A)   the number of Outstanding Series A
     MAPS specified in such Sell Order; or

                             (B)   such number or a lesser number  of
     Outstanding Series A MAPS as set forth in clause (iii) of subparagraph (2)(e) of this paragraph 10(B) if Sufficient
     Clearing Bids do not exist.

                      (iii)  A Bid by a Potential Holder  shall
     constitute an irrevocable offer to purchase:

                             (A)   the number of Outstanding Series A
     MAPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified therein; or

                             (B)   such number or a lesser number  of
     Outstanding  Series A MAPS as set forth  in  clause  (v)  of
     subparagraph   (e)(1)  of  this  paragraph  10(B)   if   the
     Applicable Rate determined on such Auction Date shall be equal to the rate specified therein.

          (c) Submission of Orders by Broker-Dealers to Auction Agent. (1) Each Broker-Dealer shall submit in writing to the
Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

                      (i)    the name of the Bidder placing  such
     Order;

                      (ii) the aggregate number of shares of Series A MAPS that are the subject of such Order;

                      (iii)  to the extent that such Bidder  is
     an Existing Holder:

                             (A)   the number of shares, if any,  of
     Series A MAPS subject to any Hold Order placed by such Existing Holder;

                             (B)   the number of shares, if any,  of
     Series  A  MAPS  subject to any Bid placed by such  Existing
     Holder and the rate specified in such Bid; and

                             (C)   the number of shares, if any,  of
     Series A MAPS subject to any Sell Order placed by such Existing Holder; and

                      (iv) to the extent such Bidder is a Potential Holder, the rate and number of shares specified in such Potential Holder's Bid.

                (2) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

                (3) If an Order or Orders covering all of the Outstanding Series A MAPS held by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding Series A MAPS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

                (4) If one or more Orders covering in the aggregate more than the number of Outstanding Series A MAPS held by an Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order of priority:

                      (i)    all Hold  Orders shall be considered
     valid, but only up to and including in the aggregate the number of Outstanding Series A MAPS held by such Existing Holder, and, solely for purposes of allocating compensation among the Broker-Dealers submitting Hold Orders, if the number of Series A MAPS subject to such Hold Orders exceeds the number of Outstanding Series A MAPS held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding Series A MAPS held by such Existing Holder;

                      (ii)   (A)   any Bid shall be considered valid
     up to and including the excess of the number of Outstanding Series A MAPS held by such Existing Holder over the number of Series A MAPS subject to any Hold Orders referred to in clause (i) above;

                             (B)   subject to subclause (A), if more
     than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding Series A MAPS subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the
     amount   of  such  excess,  and,  solely  for  purposes   of
     allocating compensation among the Broker-Dealers submitting Bids with the same rate, the number of Series A MAPS subject to each Bid with the same rate shall be reduced pro rata to cover the number of Series A MAPS equal to such excess;

                             (C)   subject to subclause (A), if more
     than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to the amount of such excess; and

                             (D)   in any such event the number,  if
     any, of such Outstanding Series A MAPS subject to Bids not valid under this clause (ii) shall be treated as the subject of a Bid by a Potential Holder at the rate specified therein; and

                      (iii)  all Sell Orders shall be considered
     valid up to and including the excess of the number of Outstanding Series A MAPS held by such Existing Holder over the sum of the shares of Series A MAPS subject to Hold Orders referred to in clause (i) above and valid Bids by such Existing Holder referred to in clause (ii) above.

                (5) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate
Bid with the rate and number of shares therein specified.

          (d)   Determination of Sufficient Clearing Bids, Winning
Bid   Rate  and  Applicable  Rate.   (1)  Not  earlier  than  the
Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order") and shall determine:

                      (i) the excess of the total number of Outstanding Series A MAPS over the number of Outstanding Series A MAPS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Series A MAPS");

                      (ii)   from the Submitted Orders whether:

                             (A)   the number of Outstanding Series A
     MAPS  that  are the subject of Submitted Bids  by  Potential
     Holders specifying one or more rates equal to or lower than the Maximum Rate;

     exceeds or is equal to the sum of:

                             (B)   the number of Outstanding Series A
     MAPS  that  are  the subject of Submitted Bids  by  Existing
     Holders specifying one or more rates higher than the Maximum
     Rate, and

                             (C)   the number of Outstanding Series A
     MAPS that are subject to Submitted Sell Orders

          (in the event of such excess or such equality (other than because the number of Series A MAPS in subclauses (B) and (C) above is zero because all of the Outstanding Series A MAPS are the subject of Submitted Hold Orders), such Submitted Bids in clause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                      (iii)  if Sufficient Clearing Bids exist,
     the  lowest  rate  specified  in  the  Submitted  Bids  (the
     "Winning Bid Rate") which if:

                             (A)   (I)   each  Submitted  Bid  from
     Existing Holders specifying such lowest rate and

                                   (II)  all other Submitted Bids from
     Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of Series A MAPS that are the subject of such Submitted Bids; and

                             (B)   (I)   each  Submitted  Bid  from
     Potential Holders specifying such lowest rate and

                                   (II)  all other Submitted Bids from
     Potential Holders specifying lower rates were accepted,

     would result in such Existing Holders continuing to hold an aggregate number of Outstanding Series A MAPS which, when added to the number of Outstanding Series A MAPS to be purchased by such Potential Holders, would equal not less than the Available Series A MAPS.

                (2) Promptly after the Auction Agent has made the determinations pursuant to subparagraph (1) of this paragraph 10(B)(d), the Auction Agent shall advise the corporation of the "AA" Composite Commercial Paper Rate and the Maximum Rate on the Auction Date and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

                      (i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;

                      (ii) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding Series A MAPS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Rate; or

                      (iii)  if all of the Outstanding Series A
     MAPS are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period therefor shall be equal to 59% of the "AA" Composite Commercial Paper Rate.

          (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Existing Holders shall continue to hold Series A MAPS that are the subject of Submitted Hold Orders, and, based on the determinations made pursuant to subparagraph (d)(1) of this paragraph 10(B), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

                (1) If Sufficient Clearing Bids have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of subparagraphs (4) and (5) of this paragraph 10(B)(e), Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                      (i)    Existing  Holders'  Submitted   Bids
     specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Series A MAPS that are the subject of such Submitted Bids;

                      (ii)   Existing  Holders'  Submitted   Bids
     specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of Series A MAPS that are the subject of such Submitted Bids;

                      (iii)  Potential Holders' Submitted  Bids
     specifying any rate that is lower than the Winning Bid Rate shall be accepted;

                      (iv) Each Existing Holder's Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Series A MAPS that are the subject of such Submitted Bid, unless the number of Outstanding Series
     A MAPS subject to all such Submitted Bids shall be greater than the number of Series A MAPS ("remaining shares") equal to the excess of the Available Series A MAPS over the number of Series A MAPS subject to Submitted Bids described in clauses (ii) and (iii) of this subparagraph (1), in which event the Submitted Bid of such Existing Holder shall be accepted in part, and such Existing Holder shall be required to sell Series A MAPS subject to such Submitted Bid, but only in an amount equal to the difference between (A) the number of Outstanding Series A MAPS then held by such Existing Holder subject to such Submitted Bid and (B) the number of Series A MAPS obtained by multiplying the number of remaining shares by a fraction the numerator of which shall be the number of Outstanding Series A MAPS held by such Existing Holder subject to such Submitted Bids and the denominator of which shall be the aggregate number of Outstanding Series A MAPS subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

                      (v) Each Potential Holder's Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Series A MAPS obtained by multiplying the difference between the Available Series A MAPS and the number of Series
     A  MAPS subject to Submitted Bids described in clauses (ii),
     (iii) and (iv) of this subparagraph (1) by a fraction the numerator of which shall be the number of Outstanding Series
     A MAPS subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding Series A MAPS subject to such Submitted Bids made by all such Potential Holders that specified rates equal to the Winning Bid Rate.

                (2) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding Series A MAPS are the subject of Submitted Hold Orders), subject to the provisions of subparagraphs (4) and (5) of this paragraph 10(B)(e), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                      (i)    Existing  Holders'  Submitted   Bids
     specifying any rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Series A MAPS that are the subject of such Submitted Bids;

                      (ii)   Potential  Holders'  Submitted   Bids
     specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and

                      (iii)  Each   Existing  Holder's  Submitted
     Bid specifying any rate that is higher than the Maximum Rate and the Submitted Sell Order of each Existing Holder shall be accepted, but in both cases only in an amount equal to the difference between (A) the number of Outstanding Series A MAPS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (B) the number of Series A MAPS obtained by multiplying the difference between the Available Series A MAPS and the aggregate number of Series A MAPS subject to Submitted Bids described in clauses
     (i) and (ii) of this subparagraph (2) by a fraction the numerator of which shall be the number of Outstanding Series A MAPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding Series A MAPS subject to all such Submitted Bids and Submitted Sell Orders.

                (3) If all of the Outstanding Series A MAPS are the subject of Submitted Hold Orders, all Submitted Bids shall be rejected.

                (4) If, as a result of the procedures described in subparagraph (1) or (2) of this paragraph 10(B)(e), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Series A MAPS on any Auction Date, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of Series A MAPS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of Series A MAPS.

                (5) If, as a result of the procedures described in subparagraph (1) of this paragraph 10(B)(e), any Potential Holder would be entitled or required to purchase less than a whole share of Series A MAPS on any Auction Date, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, allocate shares for purchase among Potential Holders so that only whole shares of Series A MAPS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing shares of Series A MAPS on such Auction Date.

                (6) Based on the results of each Auction, the Auction Agent shall determine the aggregate number of Series A MAPS to be purchased and the aggregate number of Series A MAPS to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, shares of Series A MAPS.

          (f)   Miscellaneous.

                (1) The Board of Directors may interpret the provisions of this paragraph 10(B) to resolve any inconsistency or ambiguity which may arise or be revealed in connection with the Auction Procedures provided for herein.

                (2) During the Initial Dividend Period and so long as the Applicable Rate is based on the results of an Auction, an Existing Holder (i) may sell, transfer or otherwise dispose of shares of Series A MAPS only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 10(B) or to or through a Broker-Dealer (who shall only sell Series A MAPS to a Person that has delivered a signed copy of a Purchaser's Letter to the Auction Agent) or to a Person that has delivered a signed copy of a Purchaser's Letter to the Auction Agent, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder or its Broker-Dealer advises the Auction Agent of such transfer, and (ii) shall have the ownership of the Series A MAPS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership.

                (3) Neither the corporation nor any affiliate thereof may submit an Order in any Auction except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the corporation may submit Orders in Auctions but only if such Orders are not for its own account, except that if such affiliated Broker- Dealer holds Series A MAPS for its own account, it must submit a Sell Order in the next Auction with respect to such shares.

                (4) Commencing with the first day of the first Dividend Period after an Auction Termination Event has occurred, the corporation, at its option, may perform any of the functions to be performed by the Auction Agent set forth in paragraph 10(A) of this Article III.

     11.(A)     The  third series of preferred shares  shall  be
designated "Market Auction Preferred Shares, Series B" (hereinafter referred to as "Series B MAPS"), and the number of authorized shares constituting Series B MAPS is 750. The relative rights and preferences of Series B MAPS shall be as follows:

          (a) The Holders (as defined in subparagraph (d) of this paragraph 11(A)) shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cash dividends thereon at the Applicable Rate (as defined in subparagraph (2)(i) of this paragraph 11(A)(a)) per annum and no more, determined as set forth below, payable on the respective dates set forth below.

                (1) (i) Dividends on Series B MAPS, at the Applicable Rate, shall accrue from the Date of Original Issue (as defined in subparagraph (d) of this paragraph 11(A)), and shall be payable commencing on Thursday, January 9, 1986 and on each day thereafter which is the seventh Thursday after Thursday, January 9, 1986 (each such date being herein referred to as the "Normal Dividend Payment Date") except that (A) if such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date (as hereinafter defined) shall be the preceding Tuesday if both such Tuesday and the following Wednesday are Business Days;
     (B) or if the Friday following such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the Wednesday preceding such Normal Dividend Payment Date if both such Wednesday and such Normal Dividend Payment Date are Business days; or (C) if such Normal Dividend Payment Date and either such preceding Tuesday or Wednesday are not Business Days or if such Friday and such Wednesday are not Business Days, then the Dividend Payment

     Date shall be the first Business Day preceding the Normal Dividend Payment Date that is next succeeded by a day that is also a Business Day. Although any particular Dividend Payment Date shall not occur on the originally scheduled Normal Dividend Payment Date because of the exceptions discussed above, the next succeeding Dividend Payment Date shall be, subject to such exceptions, the seventh Thursday following the originally designated Normal Dividend Payment Date for the prior Dividend Period (as defined in subparagraph (2)(i) of this paragraph 11(A)); provided that the Board of Directors, in the event of a change in law lengthening the minimum holding period (currently found in Section 246(c) of the Code (as defined in subparagraph (d) of this paragraph 11(A)) required for taxpayers to be entitled to the dividends received deduction on preferred stock held by non-affiliated corporations (currently found in Section 243(a) of the Code), shall adjust the period of time between Dividend Payment Dates so as, subject to clauses (A) through (C) of this subparagraph (a)(1)(i), to adjust uniformly the number of days (such number of days without giving effect to such clauses (A) through (C) being hereinafter referred to as "dividend period days") in Dividend Periods commencing after the date of such change in law to equal or exceed the then current minimum holding period; provided that the number of dividend period days shall not exceed by more than nine days the length of such then current minimum holding period and shall be evenly divisible by seven, and the maximum number of dividend period days in no event shall exceed 98 days (each date of payment of dividends being herein referred to as a "Dividend Payment Date" and the first Dividend Payment Date being herein referred to as the "Initial Dividend Payment Date"). Upon any such change in the number of dividend period days as a result of a change in law, the corporation shall publish notice of such change in a newspaper of general circulation in The City of New York, New York, which carries financial news and shall mail notice of such change by first class mail, postage prepaid, to each Holder at such Holder's address as the same appears on the stock transfer books of the corporation.

                      (ii) As long as the Applicable Rate is based on the results of an Auction (as defined in subparagraph (d) of this paragraph 11(A), the corporation shall pay to the Auction Agent (as defined in subparagraph (d) of this paragraph 11(A)) not later than 12:00 Noon, New York City time, on the Business Day next preceding each Dividend Payment Date, an aggregate amount of funds available on the next Business Day in The City of New York, New York, equal to the dividends to be paid to all Holders on such Dividend Payment Date. All such moneys shall be held in trust for the payment of dividends on shares of Series B MAPS for the benefit of the Holders by the Auction Agent and paid as set forth in subparagraph (1)(iii) of this paragraph 11(A)(a).

                      (iii)  For purposes of determining to whom
     dividends shall be paid, each dividend shall be payable to the Holders as their names appear on the stock transfer books of the corporation on the Business Day next preceding the Dividend Payment Date thereof. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment
     Date, to the Holders as their names appear on the stock transfer books of this corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors.

                (2)   (i)    The dividend rate on Series B MAPS shall
     be 5.625% per annum during the period from and after the Date of Original Issue to and including the Initial Dividend Payment Date (the "Initial Dividend Period"). Commencing on
     the Initial Dividend Payment Date, the dividend rate on Series B MAPS for each subsequent dividend period (herein
     referred   to   as  a  "Subsequent  Dividend   Period"   and
     collectively as "Subsequent Dividend Periods"; and the Initial Dividend Period or any Subsequent Dividend Period
     being  herein  referred  to  as  a  "Dividend  Period"   and
     collectively   as  "Dividend  Periods")  thereafter,   which
     subsequent Dividend Periods shall commence on the day that is the last day of the preceding Dividend Period and shall end on and include the next succeeding Dividend Payment Date, shall be equal to the rate per annum that results from implementation of the Auction Procedures (as defined in subparagraph (d) of this paragraph 11(A)); provided that if an Auction Termination Event (as defined in subparagraph (d) of this paragraph 11(A)) shall have occurred prior to the first day of each Subsequent Dividend Period, the dividend rate for each Subsequent Dividend Period shall be a rate per annum (the "Alternate Rate") equal to 150% of the "AA" Composite Commercial Paper Rate (as defined in subparagraph
     (d) of this paragraph 11(A)) on the first day of such Subsequent Dividend Period. The rate per annum at which dividends are payable on shares of Series B MAPS for any Dividend Period is herein referred to as the "Applicable Rate".

                      (ii)   The  amount  of  dividends  per  share
     payable on Series B MAPS for any Dividend Period or part thereof shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction the numerator of which shall be the number of days in such Dividend Period or part thereof (calculated by counting the first day thereof
     but   excluding  the  last  day  thereof)  such  share   was
     outstanding and the denominator of which shall be 360 and applying the rate obtained against $100,000 per share of Series B MAPS. For purposes of this subparagraph (2)(ii), shares of Series B MAPS shall be treated as outstanding from the Date of Original Issue.

                      (iii)  The  Applicable  Rate  for  each
     Subsequent Dividend Period shall be published not later than the fifth Business Day next succeeding the first day of such Subsequent Dividend Period in a newspaper of general circulation in The City of New York, New York, which carries financial news.

          (b)   (1)   (i)    (A)   Series B MAPS may be redeemed,  at
     the option of the corporation, as a whole or from time to time in part, on the second Business Day preceding any Dividend Payment Date at a redemption price of:

                                   (I)   $101,500  per  share  if
     redeemed during the twelve months ending November 14, 1986;

                                   (II)  $101,000  per  share  if
     redeemed during the twelve months ending November 14, 1987;

                                   (III) $100,500  per  share  if
     redeemed during the twelve months ending November 14,  1988;
     and

                                   (IV)  $100,000  per  share  if
     redeemed thereafter;

     plus, in each case, an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption.

                             (B)   If  fewer  than  all   of   the
     outstanding Series B MAPS are to be redeemed pursuant to this subparagraph (b)(1)(i), the number of shares to be redeemed shall be determined by the Board of Directors, and such shares shall be redeemed pro rata from the Holders in proportion to the number of such shares held by such Holders (with adjustments to avoid redemption of fractional shares).

                      (ii) Series B MAPS may be redeemed, at the option of the corporation, as a whole but not in part, on any Dividend Payment Date at a redemption price of $100,000 per share, plus an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption, if the Applicable Rate fixed for the Dividend Period ending on such Dividend Payment Date shall equal or exceed the "AA" Composite Commercial Paper Rate on the date of determination of such Applicable Rate.

                (2) If the corporation shall redeem Series B MAPS pursuant to this paragraph 11(A)(b), notice of such redemption shall be mailed by first class mail, postage prepaid, to each Holder of the shares to be redeemed, at such Holder's address as the same appears on the stock transfer books of the corporation. Such notice shall be so mailed not less than 30 or more than 45 days prior to the date fixed for redemption. Each such notice shall state: (v) the redemption date, (w) the number of shares of Series B MAPS to be redeemed, (x) the redemption price, (y) the place or places where certificates for such shares of Series
B MAPS are to be surrendered for payment of the redemption price and (z) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If fewer than all shares held by any Holder are to be redeemed, the notice mailed to such Holder shall also specify the number of shares to be redeemed from such Holder.

                (3) If notice of redemption has been given under subparagraph (2) of this paragraph 11(A)(b), from and after the redemption date for the shares of Series B MAPS called for redemption (unless default shall be made by the corporation in providing money for the payment of the redemption price of the shares so called for redemption) dividends on Series B MAPS so called for redemption shall cease to accrue and said shares shall no longer be deemed to be outstanding, and all rights of the Holders thereof as shareholders of the corporation (except the
right  to  receive  the  redemption  price)  shall  cease.   Upon
surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), the redemption price set forth above shall be payable by the Auction Agent to the Holders of shares of
Series  B MAPS subject to redemption on the redemption date.   In
case fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the Holder thereof.

                (4) On the Business Day next preceding a redemption date, the corporation shall irrevocably deposit with the Auction Agent for each share of Series B MAPS to be redeemed on such date an amount equal to the applicable redemption price plus an amount equal to accrued and unpaid dividends (whether or not earned or declared) on such share to the date fixed for redemption, in funds available on the redemption date in The City of New York, New York. All such moneys shall be irrevocably deposited for the payment of the redemption price of shares of Series B MAPS to be so redeemed and shall be held in trust for the benefit of the Holders whose shares are to be redeemed by the Auction Agent and applied as set forth herein.

                (5) Any moneys held in trust for payment of the appropriate redemption price to be paid to Holders of shares of Series B MAPS subject to redemption on any redemption date
remaining  unclaimed  at  the  end  of  three  years  from   such
redemption date shall be repaid to the corporation upon the written request of the corporation, after which the Holders of shares of Series B MAPS so called for redemption but for which moneys remain unclaimed shall look only to the corporation for the payment thereof.

                (6) Shares of Series B MAPS redeemed, purchased or otherwise reacquired, or surrendered to the corporation shall be retired and not reissued as Series B MAPS, but shall have the status of authorized and unissued preferred shares of the corporation that may be reissued as part of a new or different series of preferred shares.

          (c) (1) The amount referred to in paragraph 2(c) of this Article III as payable in the event of voluntary or involuntary liquidation of the corporation shall be $100,000 per share of Series B MAPS. Accordingly, in the event of the voluntary or involuntary liquidation of the corporation the "preferential amount" which the Holders of Series B MAPS shall be entitled to receive out of the assets of the corporation pursuant to paragraph 3(c) of this Article III is $100,000 per share plus all accrued and unpaid dividends thereon.

                (2) The Holders of Series B MAPS shall have no voting rights except as provided by Washington statutes or by this Article III.

                (3) For so long as any shares of Series B MAPS are outstanding, the Auction Agent, duly appointed by the corporation to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the corporation and its affiliates (which, however, may engage or have engaged in business transactions with the corporation or its affiliates) and at no time shall the corporation or its affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any shares of Series B MAPS are outstanding, the Board of Directors of the corporation shall promptly thereafter appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent.

          (d) As used in this paragraph 11(A) of Article III, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                (1)   "`AA' Composite Commercial Paper Rate",  on
any date, shall mean (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by Standard & Poor's Corporation or its successor, or the equivalent of such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the immediately preceding Business Day prior to such date; or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent  of  the  60-day rate on commercial  paper  placed  on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business of the immediately preceding Business Day prior to such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or, if the corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer. If the Board of Directors shall make the adjustment referred to in the proviso of the first sentence of subparagraph (1)(i) of paragraph 11(A)(a), then (i) if the dividend period days shall be 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper, and (ii) if the dividend period days shall be 85 or more days but 98 or fewer days, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (A) the discount rate divided by (B) the difference between

(x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

                (2) "Alternate Rate" shall have the meaning specified in subparagraph (a)(2)(i) of this paragraph 11(A).

                (3) "Applicable Rate" shall have the meaning specified in subparagraph (a)(2)(i) of this paragraph 11(A).

                (4) "Auction" shall mean each periodic operation of the Auction Procedures.

                (5) "Auction Agent" shall mean a bank or trust company appointed as such by the corporation.

                (6)   "Auction  Procedures"  shall   mean   the
procedures for conducting Auctions set forth in paragraph 11(B) hereof.

                (7)   "Auction Termination Event" shall mean  the
first failure by the corporation to pay to the Auction Agent, not later than 12:00 Noon, New York City time, (A) on the Business Day next preceding any Dividend Payment Date, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any Series B MAPS or (B) on the Business Day next preceding any redemption date in the case of a redemption pursuant to subparagraph (b) of this paragraph 10(A), in funds available on such redemption date in The City of New York, New York, the redemption price to be paid on such redemption date of any Series B MAPS after notice of redemption is given pursuant to subparagraph (b) of this paragraph 11(A).

                (8) "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is neither a Saturday, Sunday or other day on which banks in The City of New
York, New York are authorized or required by law to close.

                (9) "Code" shall mean the Internal Revenue Code of 1954, as amended.

                (10)  "Commercial  Paper  Dealers"  shall   mean
Goldman,  Sachs & Co. and Morgan Stanley & Co. Incorporated,  or,
in   lieu   of  any  thereof,  their  respective  affiliates   or
successors.

                (11) "Date of Original Issue" shall mean the date on which the corporation initially issues the Series B MAPS.

                (12) "Dividend Payment Date" shall have the meaning specified in subparagraph (a)(1)(i) of this paragraph
11(A).

                (13) "Dividend Period" and "Dividend Periods" shall have the respective meanings specified in subparagraph
(a)(2)(i) of this paragraph 11(A).

                (14) "Holder" shall mean the holder of shares of Series B MAPS as the same appears on the stock transfer books of the corporation.

                (15) "Initial Dividend Payment Date" shall have the meaning specified in subparagraph (a)(1)(i) of this paragraph
11(A).

                (16) "Initial Dividend Period" shall have the meaning specified in subparagraph (a)(2)(i) of this paragraph
11(A).

                (17) "Normal Dividend Payment Date" shall have the meaning specified in subparagraph (a)(1)(i) of this paragraph
11(A).

                (18) "Series B MAPS" shall mean the series of the Preferred Shares, liquidation preference $100,000 per share, of the corporation designated as its "Market Auction Preferred
Shares, Series B."

                (19) "Subsequent Dividend Period" and "Subsequent Dividend Periods" shall have the respective meanings specified in subparagraph (a)(2)(i) of this paragraph 11(A).

                (20) "Substitute Commercial Paper Dealer" shall mean any commercial paper dealer that is a leading dealer in the commercial paper market; provided that neither such dealer nor any of its affiliates shall be a Commercial Paper Dealer.

        (B) (a) Certain  Definitions.   Capitalized  terms  not
defined in this subparagraph (a) shall have the respective meanings specified in paragraph 11(A) of this Article III. As used in this paragraph 11(B), the following terms shall have the following meanings, unless the context otherwise requires:

                (1) "Rate Multiple", on any Auction Date, shall mean the percentage determined as set forth below based on the prevailing rating of Series B MAPS in effect at the close of business on the Business Day immediately preceding such Auction
Date:

        Prevailing Rating                     Percentage
        -----------------                     ----------
        AA/aa or Above                           110%
        A/a                                      120%
        BBB/baa                                  130%
        Below BBB/baa (includes no rating)       150%

                For purposes of this definition, the "prevailing rating" of Series B MAPS shall be (i) AA/aa or Above, if Series B MAPS then have a rating of AA or better by Standard & Poor's Corporation or its successor ("S&P") or aa3 or better by Moody's Investors Service, Inc. or its successor ("Moody's"), or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not AA/aa or Above, then A/a if Series B MAPS then have a rating of A or better and lower than AA-by S&P or a3 or better and lower than aa3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not AA/aa or Above or A/a, then BBB/baa if Series B MAPS then have a rating of BBB or better and lower than A- by S&P or baa3 or better and lower than a3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, and (iv) if not AA/aa or Above, A/a or BBB/baa, then Below BBB/baa. The corporation shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for Series B MAPS. If either or both S&P or Moody's shall not make such a rating available, Morgan Stanley & Co. Incorporated or its successor shall select a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) to act as substitute rating agency or substitute rating agencies, as the case may be.

                (2) "Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of or under common control with the corporation.

                (3) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Purchaser's Letter.

                (4) "Auction" shall mean the periodic operation of the procedures set forth in this paragraph 11(B).

                (5) "Auction Date" shall mean the Business Day next preceding a Dividend Payment Date.

                (6) "Available Series B MAPS" shall have the meaning specified in subparagraph (d)(1) of this paragraph 11(B).

                (7) "Bid" and "Bids" shall have the respective meanings specified in subparagraph (b)(1) of this paragraph
11(B).

                (8) "Bidder" and "Bidders" shall have the respective meanings specified in subparagraph (b)(1) of this paragraph 11(B).

                (9) "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this paragraph 11(B), that is a member of, or a participant in, the Securities Depository, has been selected by the corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

                (10) "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this paragraph 11(B).

                (11) "Existing Holder", when used with respect to Series B MAPS, shall mean a Person who has signed a Purchaser's
Letter  and  is listed as the beneficial owner of such  Series  B
MAPS in the records of the Auction Agent.

                (12) "Hold Order" and "Hold Orders" shall have the respective meanings specified in subparagraph (b)(1) of this paragraph 11(B).

                (13) "Maximum Rate", on any Auction Date, shall mean the product of the "AA" Composite Commercial Paper Rate and the "AA" Rate Multiple.

                (14)  "Order"  and  "Orders"  shall  have   the
respective meanings specified in subparagraph (b)(1) of this paragraph 11(B).

                (15) "Outstanding" shall mean, as of any date, Series B MAPS theretofore issued by the corporation except, without duplication, (i) any Series B MAPS theretofore cancelled or delivered to the Auction Agent for cancellation or redeemed by the corporation or as to which a notice of redemption shall have been given by the corporation, (ii) any Series B MAPS as to which the corporation or any Affiliate thereof shall be an Existing Holder and (iii) any Series B MAPS represented by any certificate in lieu of which a new certificate has been executed and delivered by the corporation.

                (16)  "Person"  shall  mean  and   include   an
individual,   a   partnership,  a  corporation,   a   trust,   an
unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

                (17) "Potential Holder" shall mean any Person, including any Existing Holder, (i) who shall have executed a Purchaser's Letter and (ii) who may be interested in acquiring shares of Series B MAPS (or, in the case of an Existing Holder, additional shares of Series B MAPS).

                (18) "Purchaser's Letter" shall mean a letter addressed to the corporation, the Auction Agent, a Broker-Dealer and an Agent Member in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell shares of Series B MAPS as set forth in this paragraph 11(B).

                (19) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the corporation which agrees to follow the procedures required to be followed by such securities depository in connection with Series B MAPS.

                (20) "Sell Order" and "Sell Orders" shall have the respective meanings specified in subparagraph (b)(1) of this paragraph 11(B).

                (21) "Submission Deadline" shall mean 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

                (22) "Submitted Bid" shall have the meaning specified in subparagraph (d)(1) of this paragraph 11(B).

                (23) "Submitted Hold Order" shall have the meaning specified in subparagraph (d)(1) of this paragraph 11(B).

                (24) "Submitted Order" shall have the meaning specified in subparagraph (d)(1) of this paragraph 11(B).

                (25) "Submitted Sell Order" shall have the meaning specified in subparagraph (d)(1) of this paragraph 11(B).

                (26) "Sufficient Clearing Bids" shall have the meaning specified in subparagraph (d)(1) of this paragraph 11(B).

                (27) "Winning Bid Rate" shall have the meaning specified in subparagraph (d)(1) of this paragraph 11(B).

          (b)   Orders by Existing Holders and Potential Holders.
(1) On or prior to the Submission Deadline on each Auction Date:

                      (i) each Existing Holder may submit to a Broker-Dealer information as to:

                             (A)   the number of Outstanding Series B
     MAPS, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                             (B)   the number of Outstanding Series B
     MAPS, if any, that such Existing Holder desires to continue to hold if the Applicable Rate for the next succeeding
     Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

                             (C)   the number of Outstanding Series B
     MAPS, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

                      (ii)   one or more Broker-Dealers, using lists
     of Potential Holders, shall in good faith for the purpose of
     conducting   a   competitive  Auction  in   a   commercially
     reasonable manner, contact Potential Holders, including Persons that are not Existing Holders, on such lists to determine the number of shares, if any, of Series B MAPS which each such Potential Holder offers to purchase if the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

          For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i)(A), (i)(B),
(i)(C) or (ii) of this subparagraph (1) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this subparagraph (1) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this subparagraph (1) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this subparagraph (1) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders".

                (2)   (i)    A  Bid  by an Existing  Holder  shall
     constitute an irrevocable offer to sell:

                             (A)   the number of Outstanding Series B
     MAPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified therein; or

                             (B)   such number or a lesser number  of
     Outstanding Series B MAPS to be determined as set forth in clause (iv) of subparagraph (e)(1) of this paragraph 11(B) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein; or

                             (C)   a lesser number of Outstanding
     Series B MAPS to be determined as set forth in clause (iii) of subparagraph (e)(2) of this paragraph 11(B) if the rate specified therein shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

                      (ii) a Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                             (A)   the number of Outstanding Series B
     MAPS specified in such Sell Order; or

                             (B)   such number or a lesser number  of
     Outstanding Series B MAPS as set forth in clause (iii) of subparagraph (e)(2) of paragraph (e) of this paragraph 11(B) if Sufficient Clearing Bids do not exist.

                      (iii)  A Bid by a Potential Holder  shall
     constitute an irrevocable offer to purchase:

                             (A)   the number of Outstanding Series B
     MAPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified therein; or

                             (B)   such number or a lesser number  of
     Outstanding  Series B MAPS as set forth  in  clause  (v)  of
     subparagraph   (e)(1)  of  this  paragraph  11(B)   if   the
     Applicable Rate determined on such Auction Date shall be equal to the rate specified therein.

          (c) Submission of Orders by Broker-Dealers to Auction Agent. (1) Each Broker-Dealer shall submit in writing to the
Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

                      (i)    the  name of the Bidder  placing  such
     Order;

                      (ii) the aggregate number of shares of Series B MAPS that are the subject of such Order;

                      (iii)  to the extent that such Bidder  is
     an Existing Holder:

                             (A)   the number of shares, if any,  of
     Series B MAPS subject to any Hold Order placed by such Existing Holder;

                             (B)   the number of shares, if any,  of
     Series  B  MAPS  subject to any Bid placed by such  Existing
     Holder and the rate specified in such Bid; and

                             (C)   the number of shares, if any,  of
     Series B MAPS subject to any Sell Order placed by such Existing Holder; and

                      (iv) to the extent such Bidder is a Potential Holder, the rate and number of shares specified in such Potential Holder's Bid.

                (2) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

                (3) If an Order or Orders covering all of the Outstanding Series B MAPS held by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding Series B MAPS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

                (4) If one or more Orders covering in the aggregate more than the number of Outstanding Series B MAPS held by an Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order of priority:

                      (i) all Hold Orders shall be considered valid, but only up to and including in the aggregate the number of Outstanding Series B MAPS held by such Existing Holder, and, solely for purposes of allocating compensation among the Broker-Dealers submitting Hold Orders, if the number of Series B MAPS subject to such Hold Orders exceeds the number of Outstanding Series B MAPS held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding Series B MAPS held by such Existing Holder;

                      (ii)   (A)   any Bid shall be considered valid
     up to and including the excess of the number of Outstanding Series B MAPS held by such Existing Holder over the number of Series B MAPS subject to any Hold Orders referred to in clause (i) above;

                             (B)   subject to subclause (A), if more
     than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding Series B MAPS subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the
     amount   of  such  excess,  and,  solely  for  purposes   of
     allocating compensation among the Broker-Dealers submitting Bids with the same rate, the number of Series B MAPS subject to each Bid with the same rate shall be reduced pro rata to cover the number of Series B MAPS equal to such excess;

                             (C)   subject to subclause (A), if more
     than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to the amount of such excess; and

                             (D)   in any such event the number,  if
     any, of such Outstanding Series B MAPS subject to Bids not valid under this clause (ii) shall be treated as the subject of a Bid by a Potential Holder at the rate specified therein; and

                      (iii)  all Sell Orders shall be considered
     valid up to and including the excess of the number of Outstanding Series B MAPS held by such Existing Holder over the sum of the shares of Series B MAPS subject to Hold Orders referred to in clause (i) above and valid Bids by such Existing Holder referred to in clause (ii) above.

                (5) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate
Bid with the rate and number of shares therein specified.

          (d)   Determination of Sufficient Clearing Bids, Winning
Bid   Rate  and  Applicable  Rate.   (1)  Not  earlier  than  the
Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order") and shall determine:

                      (i) the excess of the total number of Outstanding Series B MAPS over the number of Outstanding Series B MAPS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Series B MAPS");

                      (ii)   from the Submitted Orders whether:

                             (A)   the number of Outstanding Series B
     MAPS  that  are the subject of Submitted Bids  by  Potential
     Holders specifying one or more rates equal to or lower than the Maximum Rate;

     exceeds or is equal to the sum of:

                             (B)   the number of Outstanding Series B
     MAPS  that  are  the subject of Submitted Bids  by  Existing
     Holders specifying one or more rates higher than the Maximum
     Rate, and

                          (C)  the number of Outstanding Series B
     MAPS that are subject to Submitted Sell Orders

     (in the event of such excess or such equality (other than because the number of Series B MAPS in subclauses (B) and
     (C) above is zero because all of the Outstanding Series B MAPS are the subject of Submitted Hold Orders), such Submitted Bids in clause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                      (iii)  if Sufficient Clearing Bids exist,
     the  lowest  rate  specified  in  the  Submitted  Bids  (the
     "Winning Bid Rate") which if:

                             (A)   (I)   each  Submitted  Bid  from
     Existing Holders specifying such lowest rate and

                                   (II)  all other Submitted Bids from
     Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of Series B MAPS that are the subject of such Submitted Bids; and

                             (B)   (I)   each  Submitted  Bid  from
     Potential Holders specifying such lowest rate and

                                   (II)  all other Submitted Bids from
     Potential Holders specifying lower rates were accepted,

     would result in such Existing Holders continuing to hold an aggregate number of Outstanding Series B MAPS which, when added to the number of Outstanding Series B MAPS to be purchased by such Potential Holders, would equal not less than the Available Series B MAPS.

                (2) Promptly after the Auction Agent has made the determinations pursuant to subparagraph (i) of this paragraph
11(B)(d), the Auction Agent shall advise the corporation  of  the

"AA" Composite Commercial Paper Rate and the Maximum Rate on  the
Auction  Date  and, based on such determinations, the  Applicable
Rate for the next succeeding Dividend Period as follows:

                      (i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;

                      (ii) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding Series B MAPS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Rate; or

                      (iii)  if all of the Outstanding Series B
     MAPS are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period therefor shall be equal to 59% of the "AA" Composite Commercial Paper Rate.

          (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Existing Holders shall continue to hold Series B MAPS that are the subject of Submitted Hold Orders, and, based on the determinations made pursuant to subparagraph (d)(1) of this paragraph 11(B), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

                (1) If Sufficient Clearing Bids have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of subparagraphs (4) and (5) of this paragraph 11(B)(e), Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                      (i)    Existing  Holders'  Submitted   Bids
     specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Series B MAPS that are the subject of such Submitted Bids;

                      (ii)   Existing  Holders'  Submitted   Bids
     specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of Series B MAPS that are the subject of such Submitted Bids;

                      (iii)  Potential Holders' Submitted  Bids
     specifying any rate that is lower than the Winning Bid Rate shall be accepted;

                      (iv) Each Existing Holder's Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Series B MAPS that are the subject of such Submitted Bid, unless the number of Outstanding Series
     B MAPS subject to all such Submitted Bids shall be greater than the number of Series B MAPS ("remaining shares") equal to the excess of the Available Series B MAPS over the number of Series B MAPS subject to Submitted Bids described in clauses (ii) and (iii) of this subparagraph (1), in which event the Submitted Bid of such Existing Holder shall be accepted in part, and such Existing Holder shall be required to sell Series B MAPS subject to such Submitted Bid, but only in an amount equal to the difference between (A) the number of Outstanding Series B MAPS then held by such Existing Holder subject to such Submitted Bid and (B) the number of Series B MAPS obtained by multiplying the number of remaining shares by a fraction the numerator of which shall be the number of Outstanding Series B MAPS held by such Existing Holder subject to such Submitted Bids and the denominator of which shall be the aggregate number of

     Outstanding Series B MAPS subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

                      (v) Each Potential Holder's Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Series B MAPS obtained by multiplying the difference between the Available Series B MAPS and the number of Series
     B  MAPS subject to Submitted Bids described in clauses (ii),
     (iii) and (iv) of this subparagraph (1) by a fraction the numerator of which shall be the number of Outstanding Series
     B MAPS subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding Series B MAPS subject to such Submitted Bids made by all such Potential Holders that specified rates equal to the Winning Bid Rate.

                (2) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding Series B MAPS are the subject of Submitted Hold Orders), subject to the provisions of subparagraphs (4) and (5) of this paragraph 11(B)(e), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                      (i)    Existing  Holders'  Submitted   Bids
     specifying any rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Series B MAPS that are the subject of such Submitted Bids;

                      (ii)   Potential  Holders'  Submitted   Bids
     specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and

                      (iii)  Each Existing Holder's  Submitted
     Bid specifying any rate that is higher than the Maximum Rate and the Submitted Sell Order of each Existing Holder shall be accepted, but in both cases only in an amount equal to the difference between (A) the number of Outstanding Series B MAPS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (B) the number of Series B MAPS obtained by multiplying the difference between the Available Series B MAPS and the aggregate number of Series B MAPS subject to Submitted Bids described in clauses
     (i) and (ii) of this subparagraph (2) by a fraction the numerator of which shall be the number of Outstanding Series B MAPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding Series B MAPS subject to all such Submitted Bids and Submitted Sell Orders.

                (3) If all of the Outstanding Series B MAPS are the subject of Submitted Hold Orders, all Submitted Bids shall be rejected.

                (4) If, as a result of the procedures described in subparagraph (1) or (2) of this paragraph 11(B)(e), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Series B MAPS on any Auction Date, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of Series B MAPS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of Series B MAPS.

                (5) If, as a result of the procedures described in subparagraph (1) of this paragraph 11(B)(e), any Potential Holder would be entitled or required to purchase less than a whole share of Series B MAPS on any Auction Date, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, allocate shares for purchase among Potential Holders so that only whole shares of Series B MAPS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing shares of Series B MAPS on such Auction Date.

                (6) Based on the results of each Auction, the Auction Agent shall determine the aggregate number of Series B MAPS to be purchased and the aggregate number of Series B MAPS to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, shares of Series B MAPS.

          (f)   Miscellaneous.

                (1) The Board of Directors may interpret the provisions of this paragraph 11(B) to resolve any inconsistency or ambiguity which may arise or be revealed in connection with the Auction Procedures provided for herein.

                (2) During the Initial Dividend Period and so long as the Applicable Rate is based on the results of an Auction, an Existing Holder (i) may sell, transfer or otherwise dispose of shares of Series B MAPS only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 11(B) or to or through a Broker-Dealer (who shall only sell Series B MAPS to a Person that has delivered a signed copy of a Purchaser's Letter to the Auction Agent) or to a Person that has delivered a signed copy of a Purchaser's Letter to the Auction Agent, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder or its Broker-Dealer advises the Auction Agent of such transfer, and (ii) shall have the ownership of the Series B MAPS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership.

                (3) Neither the corporation nor any affiliate thereof may submit an Order in any Auction except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the corporation may submit Orders in Auctions but only if such Orders are not for its own account, except that if such affiliated Broker-Dealer holds Series B MAPS for its own account, it must submit a Sell Order in the next Auction with respect to such shares.

                (4) Commencing with the first day of the first Dividend Period after an Auction Termination Event has occurred, the corporation, at its option, may perform any of the functions to be performed by the Auction Agent set forth in paragraph 11(A) of this Article III.

     12. A series of preference shares shall be designated Cumulative Preference Shares, Fourth Series ("Fourth Series Preference Shares") and shall initially consist of 2,000,000 shares. The relative rights and preferences of the Fourth Series Preference Shares shall be as follows:

          (a)   (1)   Dividends on the Fourth Series  Preference
Shares shall be payable quarterly in cash on the 15th day of March, June, September and December (each date being referred to herein as a "Quarterly Dividend Payment Date"), to holders of record of Fourth Series Preference Shares on such record dates as may be fixed by the Board of Directors from time to time, in an amount per share (rounded to the nearest cent) equal to the greater of (i) ten dollars and (ii) subject to the provision for adjustment hereinafter set forth, one hundred times the aggregate per share amount of all cash dividends, and one hundred times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares, $1.875 par value, of this corporation (the "Common
Shares") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of Fourth Series Preference Shares, and no more. Subject to the provisions of paragraph 3 of this Article III, the first dividend on the Fourth Series Preference Shares shall be paid on the Quarterly Dividend Payment Date next following the date of initial issuance of Fourth Series Preference Shares in respect of the period from the date of issuance to such Quarterly Dividend Payment Date, and thereafter dividends on Fourth Series Preference Shares shall be paid on each succeeding Quarterly Dividend Payment Date. The dividend payment on each Quarterly Dividend Payment Date, except the aforementioned first Quarterly Dividend Payment Date, shall be in respect of the quarterly period ending with such payment date. In the event this corporation shall at any time after December 9, 1986 (the "Rights Declaration Date") (A) declare any dividend on Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, or (C) combine the outstanding Common Shares into a smaller number of shares, then in each case the amount to which holders of Fourth Series Preference Shares were entitled immediately prior to such event under clauses (i) and (ii) of the preceding first sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event. This corporation shall declare a dividend or distribution on the Fourth Series Preference Shares, as provided above, immediately after it declares a dividend or distribution on Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Fourth Series Preference Shares shall nevertheless be payable on such Quarterly Dividend Date. Dividends on the first issued Fourth Series Preference Shares shall accrue and be cumulative on a daily basis from and after the date of issuance thereof. Dividends on any reissued Fourth Series Preference Shares shall accrue on a daily basis from and after the Quarterly Dividend Payment Date to which dividends have been paid in full next preceding the date of reissuance of such shares, provided, however, that dividends on any subsequently reissued Fourth Series Preference Shares reissued after the record date fixed for the payment of a current dividend on such shares but before the date of payment of such dividend, shall accrue and be cumulative on a daily basis from and after such payment date or if such dividend shall not be paid in full on such payment date then from and after the next preceding payment date on which dividends on such shares have been paid in full. Dividends on Fourth Series Preference Shares reissued on any dividend payment date for such shares shall accrue and be cumulative on a daily basis from and after such payment date.

          (b)   (1)   Pursuant to resolution  of  the  Board  of
Directors and subject to the provisions of paragraph 3(a) of this
Article III, this corporation may redeem the whole or from time to time any part of the Fourth Series Preference Shares at any time when Fourth Series Preference Shares are outstanding, at the redemption price per share of one hundred times $105, plus an amount equal to all accrued and unpaid dividends on the shares being redeemed to and including the date fixed for redemption.

                (2) Notice of redemption shall be mailed by the corporation, not less than 30 or more than 60 days before the date fixed for redemption, to each holder of record of the shares to be redeemed addressed to such holder at his address appearing on the books of the corporation. Such notice of redemption shall set forth the date fixed for redemption, the redemption price and the place at which the shareholders may obtain payment of the redemption price plus accrued dividends upon the surrender of the certificates representing their shares.

                (3) On or after the date fixed for redemption and stated in such notice, each holder of shares that are called for redemption shall, upon surrender of the certificates representing such shares to the corporation at the place or places designated in such notice, be entitled to receive payment of the redemption price of such shares, plus an amount equal to all accrued and unpaid dividends thereon to and including the date fixed for
redemption.   In case less than all of the shares represented  by
any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                (4) If less than all of the outstanding shares are to be redeemed, the number of shares of Fourth Series Preference Shares to be redeemed and the method of effecting such redemption, whether by lot or pro rata, shall be as determined by the Board of Directors.

                (5) At any time after a notice of redemption has been given in the manner prescribed herein and prior to the date fixed for redemption, the corporation may deposit in trust, with
a   bank,  trust  company,  or  other  financial  institution  an aggregate amount of funds sufficient for such redemption, for immediate payment in the appropriate amounts upon surrender of certificates for such shares. Upon the deposit of such funds or, if no such deposit is made, upon the date fixed for redemption (unless the corporation shall default in making payment of the appropriate amount), whether or not certificates for shares so called for redemption have been surrendered for cancellation, the shares to be redeemed shall be deemed to be no longer outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except for the right to receive the amount payable upon redemption, but without interest. Such deposit in trust shall be irrevocable except that any funds deposited by the corporation which shall not be required for the redemption for which they were deposited subsequent to the date of deposit shall be returned to the corporation forthwith; and any funds deposited by the corporation which are unclaimed at the end of one year from the date fixed for such redemption shall be paid over to the corporation upon its request, and upon such repayment the holders of the shares so called for redemption shall look only to the
corporation  for  payment of the appropriate  amount.   Any  such
unclaimed amounts paid over to the corporation shall, for a period of six years after the date fixed for such redemption, be set apart and held by the corporation in trust for the benefit of the holders of such shares, but no such holder shall be entitled to receive interest thereon. At the expiration of such six-year period, all right, title, interest and claim of such holders in or to such unclaimed amounts shall be extinguished, terminated and discharged, and such unclaimed amounts shall become part of the general funds of the corporation free of any claim of such holders.

          (c)   The amount referred to in paragraph 2(c) of this
Article  III  as payable in the event of voluntary or involuntary liquidation  of the corporation shall be one hundred  times  $105 per Fourth Series Preference Share.

          (d) In case this corporation shall enter into any consolidation, merger, combination or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Fourth Series Preference Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Fourth Series Preference Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event, and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          (e)   This  corporation  may  issue  fractions   and
certificates representing fractions of a share of Fourth Series Preference Shares in integral multiples of 1/100th of a share of Fourth Series Preference Shares, or in lieu thereof, at the election of the Board of Directors of this corporation at the time of the first issue of any Fourth Series Preference Shares, evidence such fractions by depositary receipts pursuant to an appropriate agreement between the corporation and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all rights, privileges and preferences to which they would be entitled as beneficial owners of Fourth Series Preference Shares. In the event that fractional shares of Fourth Series Preference Shares are issued, the holders thereof shall have all the rights provided herein for holders of full shares of Fourth Series Preference Shares in the proportion which such fraction bears to a full share.

          (f) The holders of Fourth Series Preference Shares shall not be entitled to vote except as provided by Washington statutes or by this Article III.

     13. The fifth series of preference shares shall be designated $2.625 Convertible Exchangeable Preference Shares ("$2.625 Convertible Exchangeable Preference Shares"), and shall initially consist of 5,000,000 shares. The relative rights and preferences of the $2.625 Convertible Exchangeable Preference Shares shall be as follows:

          (a) The dividend rate for the $2.625 Convertible Exchangeable Preference Shares shall be $2.625 per share per annum. Subject to the provisions of Section 3 of this Article III, the first dividend on the $2.625 Convertible Exchangeable Preference Shares shall be paid on June 15, 1987 in respect of the period from the date of issuance to June 15, 1987, and thereafter dividends on $2.625 Convertible Exchangeable Preference Shares shall be paid quarterly on September 15, December 15, March 15 and June 15 in each instance to holders of record of $2.625 Convertible Exchangeable Preference Shares on such dates as may be fixed by the Board of Directors from time to time. The dividend payment on each payment date except the aforementioned first payment date shall be in respect of the quarterly period ending with such payment date. Dividends on the first issued $2.625 Convertible Exchangeable Preference Shares shall accrue on a daily basis from and after the date of issuance thereof.

          (b)   (1)   Pursuant to resolution  of  the  Board  of
Directors and subject to the provisions of paragraph 3(a) of this
Article III, the corporation may at any time redeem the whole or from time to time any part of the $2.625 Convertible Exchangeable Preference Shares at the following redemption prices per share for the respective periods indicated:

            Date Fixed for
          Redemption Within                  Price Per
        The Period (Inclusive)                 Share
        ----------------------               ---------
    Date of issuance - June 14, 1988          $52.6250
    June 15, 1988 - June 14, 1989             $52.3625
    June 15, 1989 - June 14, 1990             $52.1000
    June 15, 1990 - June 14, 1991             $51.8375
    June 15, 1991 - June 14, 1992             $51.5750
    June 15, 1992 - June 14, 1993             $51.3125
    June 15, 1993 - June 14, 1994             $51.0500
    June 15, 1994 - June 14, 1995             $50.7875
    June 15, 1995 - June 14, 1996             $50.5250
    June 15, 1996 - June 14, 1997             $50.2625
    June 15, 1997 and thereafter              $50.0000

plus, in each case, an amount equal to all accrued and unpaid dividends on the shares being redeemed to and including the date fixed for such redemption provided, however, that $2.625 Convertible Exchangeable Preference Shares may not be redeemed on or prior to June 15, 1989 unless the Closing Price (which term shall mean with respect to the common shares of the corporation on any day, (i) the closing price as reported on the New York Stock Exchange Composite Tape, or (ii) if the common shares are not listed or admitted for trading on such Exchange, the last reported sales price regular way, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, on the principal national securities exchange on which the common shares are listed or admitted for trading, or (iii) if clauses (i) and (ii) above are not applicable, the last reported sales price on the National Market System of the National Association of Securities Dealers, Inc., Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (iv) if the common shares are not listed or admitted for trading on any national securities exchange or any such system, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the corporation for that purpose) of the common shares has equaled or exceeded 150 percent of the then effective conversion price (determined as set forth in subparagraph (e)(1)) per common share for at least 20 trading days within 30 consecutive trading days ending not more than five trading days prior to notice of redemption. For the purposes of this subparagraph, the term "trading days" shall mean trading days on such exchanges or systems as will determine the Closing Price as defined above.

                (2) Notice of redemption shall be mailed by the corporation, not less than 30 or more than 60 days before the date fixed for redemption, to each transfer agent for the shares to be redeemed and to each holder of record of such shares addressed to such holder at his address appearing on the books of the corporation. Such notice of redemption shall set forth the date fixed for redemption, the redemption price and the place or places (including a place in the Borough of Manhattan, the City of New York) at which the shareholders may obtain payment of the redemption price plus accrued dividends upon the surrender of the certificates representing their shares, and shall set forth in respect to such shares the then current conversion rate and date
on   which  conversion  rights  expire,  all  as  determined   in
accordance with paragraph 13(e) of this Article III.

                (3) On or after the date fixed for redemption and stated in such notice, each holder of shares that are called for redemption shall, upon surrender of the certificates representing such shares to the corporation at the place or places designated in such notice, be entitled to receive payment of the redemption price of such shares, plus an amount equal to all accrued and unpaid dividends thereon to and including the date fixed for
redemption.   In case less than all of the shares represented  by
any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                (4) If less than all the outstanding shares are to be redeemed, the number of shares of $2.625 Convertible Exchangeable Preference Shares to be redeemed and the method of effecting such redemption, whether by lot or pro rata, shall be as determined by the Board of Directors.

                (5)   At any time after a notice of redemption has
been given in the manner prescribed herein and prior to the date fixed for redemption, the corporation may deposit in trust, with a bank or trust company having capital, surplus and undistributed profits aggregating at least $50,000,000 an aggregate amount of funds sufficient for such redemption, for immediate payment in the appropriate amounts upon surrender of certificates for such shares. Upon the deposit of such funds or, if no such deposit is made, upon the date fixed for redemption (unless the corporation shall default in making payment of the appropriate amount), whether or not certificates for shares so called for redemption have been surrendered for cancellation, the shares to be redeemed shall be deemed to be no longer outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except for the right to receive the amount payable upon redemption, but without interest, and, up to the close of business on the date fixed for such redemption, the right to convert such shares as set forth in paragraph 13(e) of this Article III. Such deposit in trust shall be irrevocable except that any funds deposited by the corporation which shall not be required for the redemption for which they were deposited because of the exercise of rights of conversion shall be returned to the corporation forthwith, and any funds deposited by the corporation which are unclaimed at the end of one year from the date fixed for such redemption shall be paid over to the corporation upon its request, and upon such repayment the holders of the shares so called for redemption shall look only to the corporation for payment of the appropriate
amount.   Any such unclaimed amounts paid over to the corporation
shall, for a period of six years after the date fixed for such redemption, be set apart and held by the corporation in trust for the benefit of the holders of such shares, but no such holder shall be entitled to receive interest thereon. At the expiration of such six-year period, all right, title, interest and claim of
such   holders  in  or  to  such  unclaimed  amounts   shall   be
extinguished, terminated and discharged, and such unclaimed amounts shall become part of the general funds of the corporation free of any claim of such holders.

                (6)   (A)    Pursuant to resolution of the Board  of
     Directors and subject to the provisions of paragraph 3 of this Article III, the corporation may also redeem the $2.625 Convertible Exchangeable Preference Shares, as a whole but not in part, on any March 15, June 15, September 15 or December 15 commencing June 15, 1990 to and including March 15, 2017, through the issuance, in redemption of and in exchange for the $2.625 Convertible Exchangeable Preference Shares, of the corporation's 5 1/4% Convertible Subordinated
     Debentures  due  2017  (hereinafter  referred  to   as   the
     "Debentures")   described  in  the  Company's   Registration
     Statement on Form S-3 (Registration No. 33-12744), as amended, in the manner provided in this subparagraph (b)(6)
     at  the  rate  of $50.00 principal amount of Debentures  for
     each   $2.625  Convertible  Exchangeable  Preference   Share
     outstanding on the Exchange Date (as defined below) plus an amount equal to all accrued and unpaid dividends to and including the Exchange Date.

                      (B)    Notice of redemption shall be mailed by
     the  corporation,  not less than 30 nor more  than  60  days before  the  date  fixed  for the  issue  of  Debentures  in
     redemption   of  and  in  exchange  for  $2.625  Convertible
     Exchangeable Preference Shares to each transfer agent for the $2.625 Convertible Exchangeable Preference Shares and to each holder of record of such shares addressed to such holder at his address appearing on the books of the corporation. Such notice of redemption shall set forth the effective date of the exchange (the "Exchange Date") and the place or places (including a place in the Borough of Manhattan, the City of New York) at which certificates for $2.625 Convertible Exchangeable Preference Shares are to be surrendered for Debentures and stating that dividends on $2.625 Convertible Exchangeable Preference Shares will cease to accrue on the Exchange Date. On and after the Exchange Date, each holder of shares to be redeemed and exchanged shall, upon surrender of the certificates representing such shares to the corporation at the place or places designated in such notice, be entitled to receive (i) Debentures at the
     rate   of  $50  principal  amount  of  Debentures  for  each
     Preference Share, provided that the Debentures will be issuable only in denominations of $1,000 and integral multiples thereof, and an amount in cash will be paid equal to any excess principal amount otherwise issuable, and (ii)

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

     an amount in cash equal to all accrued and unpaid dividends to and including the Exchange Date. Upon the Exchange Date (unless the corporation shall default in issuing the Debentures in redemption of and in exchange for the $2.625 Convertible Exchangeable Preference Shares or shall fail to pay such accrued and unpaid dividends on such shares), whether or not certificates for shares so called for redemption have been surrendered for cancellation, the shares to be redeemed and exchanged shall be deemed to be no longer outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except for the right to receive Debentures and accrued and unpaid dividends in exchange therefor, but without interest. Notwithstanding the foregoing, if notice of redemption and exchange has been given pursuant to this subparagraph (b)(6) and any holder of $2.625 Convertible Exchangeable Preference Shares shall, prior to the close of business on the Exchange Date, give written notice to the corporation pursuant to paragraph 13(e) below of the conversion of any or all of the shares to be redeemed and exchanged held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the corporation), then such redemption and exchange shall not become effective as to such shares to be converted and such conversion shall become effective as provided in paragraph 13(e) below.

          (c)   The amount referred to in paragraph 2(c) of this
Article  III  as payable in the event of voluntary or involuntary
liquidation   of  the  corporation  shall  be  $50   per   $2.625
Convertible Exchangeable Preference Share.

          (d)   The  $2.625 Convertible Exchangeable  Preference
Shares shall not be entitled to the benefit of any sinking fund for the redemption or purchase of such shares.

          (e)   (1)   Subject to the provisions for adjustment set
forth in subparagraph (2)(A) below, each $2.625 Convertible Exchangeable Preference Share shall be convertible at any time at the election of the holder thereof into .6944 common shares (such rate, as adjusted from time to time, is referred to as the
"conversion rate"). (The "conversion price" is equal to the result of dividing liquidation value by the conversion rate.) Certificates representing shares that a holder thereof has elected to convert shall be surrendered to any transfer agent of such shares duly endorsed to the corporation or in blank, or accompanied by proper instruments of transfer, together with written notice of the election to convert setting forth the denominations of common share certificates desired and the names
in   which  such  certificates  shall  be  issued.   As  soon  as
practicable after such surrender of such certificates and the receipt of such notice, the corporation shall issue and deliver
at   the  office  of  such  transfer  agent  to  the  person  who surrendered such certificates a certificate or certificates for the number of common shares issuable upon the conversion of such shares, and a check or cash in respect of any fraction of a share. Such conversion shall be deemed to have been effected on the date on which such notice and such certificates shall have been received, and each person in whose name any certificate for common shares shall be issuable upon such conversion shall be deemed to have become on such date the holder of record of the common shares represented thereby. The right to convert shares called for redemption shall terminate at the close of business on the date fixed for such redemption, unless the corporation shall default in making payment of the amount payable upon such
redemption.   The  holders  of  $2.625  Convertible  Exchangeable
Preference Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date) on the corresponding dividend payment date notwithstanding the conversion thereof or the corporation's default on payment of the dividend due on such dividend payment date. However, $2.625 Convertible Exchangeable Preference Shares surrendered for conversion during the period between the close of business on any record date for the payment of dividends on such

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

$2.625 Convertible Exchangeable Preference Shares and the opening of business on the corresponding dividend payment date (except shares called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of $2.625 Convertible Exchangeable Preference Shares on a dividend payment record date who (or whose transferee) tenders $2.625 Convertible Exchangeable Preference Shares for conversion into common shares on a dividend payment date will receive the dividend payable on such shares by the corporation on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of $2.625 Convertible Exchangeable Preference Shares for conversion. Except as provided above, the corporation shall make no payment or allowance for unpaid dividends whether or not in arrears, on converted shares or for dividends on the common shares issued upon such conversion.

                (2) (A)  The  conversion  rate  for   $2.625
     Convertible Exchangeable Preference Shares shall be subject to adjustment from time to time only as follows:

                      (i)    If the corporation shall (A) pay to
     holders of common shares a dividend in shares of its capital stock (including common shares), or (B) combine into a smaller number or subdivide its common shares, or issue by reclassification of its common shares any shares of the corporation, the conversion rate for $2.625 Convertible Exchangeable Preference Shares in effect immediately prior thereto shall be adjusted so that the holder of a $2.625 Convertible Exchangeable Preference Share surrendered for conversion after the record date fixing shareholders to be affected by such event shall be entitled to receive the number of shares of the corporation which he would have owned or have been entitled to receive after the happening of any of the events described above, had such share been converted immediately prior to such record date. Such adjustment shall be made whenever any such events shall happen, but shall also be effective retroactively as to any such share converted between such record date and the date of the happening of any such events.

                      (ii)   If  the corporation  shall  issue
     rights or warrants to holders of common shares entitling them to subscribe for or purchase common shares at a price per share less than the current market price per common share (as defined in part (iv) of this subparagraph (2)) as of the record date specified below, the number of common shares into which each $2.625 Convertible Exchangeable Preference Share shall thereafter be convertible shall be determined by multiplying the number of common shares into which such share was theretofore convertible by a fraction, the numerator of which shall be the number of common shares outstanding on the date of issuance of such rights or warrants plus the number of additional common shares offered for subscription or purchase, and the denominator of which shall be the number of common shares outstanding on the date of issuance of such rights or warrants plus the number of common shares which the aggregate offering price of the total number of common shares so offered would purchase at such current market price. Such adjustment shall be made whenever such rights or warrants are issued, but shall also be effective retroactively as to any share converted between the record date for the determination of shareholders entitled to receive such rights or warrants and the date such rights or warrants are issued.

                      (iii)  If  the  corporation  shall
     distribute to holders of common shares evidences of its indebtedness or assets (excluding cash dividends or cash distributions) or rights or warrants to subscribe other than as set forth in part (ii) above, the number of common shares into which each $2.625 Convertible Exchangeable Preference Share shall thereafter be convertible shall be determined by multiplying the number of common shares into which such share was theretofore convertible by a fraction, the numerator of which shall be the current market price per

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

     common  share  (as defined in part (iv) of this subparagraph
     (2)) as of the date of such distribution, and the denominator of which shall be such current market price per common share less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or such subscription rights or warrants applicable to one common share. Such adjustment shall be made whenever any such distribution is made, but shall also be effective retroactively as to any share converted between the record date for the determination of shareholders entitled to receive such distribution and the date such distribution is made.

                      (iv)   For the purpose of any computation
     under parts (ii) and (iii) of this subparagraph (2), the current market price per common share as of any date shall be deemed to be the average of the daily closing prices for the thirty consecutive business days commencing on the forty-fifth business day before the date in question. The closing price for each business day shall be the last reported sales price regular way or, if no such sale takes place on such business day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the common shares are not listed or admitted to trading on such exchange, the average of the closing bid and asked prices as furnished by any member of the New York Stock Exchange selected by the Board of Directors for that purpose.

                      (v)    The  conversion rate  for  $2.625
     Convertible Exchangeable Preference Shares shall always be calculated to the nearest one one-thousandth of a share. No adjustment in the conversion rate for $2.625 Convertible Exchangeable Preference Shares shall be made unless the conversion rate for such shares after such adjustment would differ from the conversion rate prior to such adjustment by one one-hundredth of a common share or more, provided that any adjustments for $2.625 Convertible Exchangeable Preference Shares not made by reason of this part (v) of subparagraph (2) shall be carried forward and taken into account in calculating subsequent adjustments.

                      (vi)   Whenever  any adjustment  in  the
     conversion rate for $2.625 Convertible Exchangeable Preference Shares is made, the corporation shall forthwith
     (A)  file  with  each  transfer  agent  for  such  shares  a statement describing the adjustment and the method of calculation used, together with an opinion rendered by an independent firm of public accountants of recognized standing, who may be the corporation's regularly engaged auditors, that such adjustment was properly calculated in accordance with the provisions of this subparagraph (2), and
     (B) cause a copy of such statement to be published in a daily newspaper of general circulation in the Borough of Manhattan, the City of New York, and to be mailed to the holders of record of such shares.

                (3) If the corporation shall consolidate with or merge into another corporation, or if the corporation shall sell, lease or transfer to any other person or persons all or substantially all of the assets of the corporation, holders of $2.625 Convertible Exchangeable Preference Shares shall have the right after such event to convert each share held into the kind and amount of shares of stock, other securities, cash and property receivable upon such event by a holder of the number of common shares into which such shares might have been converted immediately prior to such event. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the conversion rights of $2.625 Convertible Exchangeable Preference Shares shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon conversion, such shares of stock, other securities, cash and property. The provisions of this
subparagraph   (3)   shall   similarly   apply   to    successive
consolidations, mergers, sales, leases or transfers.

          (f)   The  holders of $2.625 Convertible  Exchangeable
Preference Shares shall not be entitled to vote except as provided by Washington statutes or by this Article III.

     14. A series of preference shares shall be designated "Special Voting Shares (A Series of Preference Shares)" (the "Special Voting Shares"). The number of shares and the preferences, limitations and relative rights of the Special Voting Shares shall be as follows:

          (a)   Number of Shares.  There shall be one Special
                -----------------
Voting Share.

          (b)   Dividends or Distributions. Neither the holder
                ---------------------------
nor, if different, the owner of the Special Voting Share shall be entitled to receive Corporation dividends or distributions in its capacity as holder or owner thereof.

          (c)   Voting Rights.  Except as provided in
                --------------
paragraph (d) below, the holder of the Special Voting Share shall have the following voting rights:

                (1) The holder of the Special Voting Share shall be entitled to vote on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, and the holder of the Special Voting Share shall be entitled to cast on each such matter a number of votes equal to the number of exchangeable shares of Weyerhaeuser Company Limited (the "Exchangeable Shares") then outstanding (A) that are not owned by the Corporation or its affiliates and (B) as to which the holder of the Special Voting Share has timely received, as determined pursuant to the Voting and Exchange Trust Agreement (the "Voting Agreement") to be entered into among Weyerhaeuser Company
Limited, the Corporation and CIBC Mellon Trust Company, as trustee, voting instructions from the holders of such Exchangeable Shares in accordance with the Voting Agreement.

                (2) Except as otherwise provided herein or by applicable law, the holder of the Special Voting Share and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.

          (d)   Liquidation Rights.
                -------------------

                (1) In the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holder of the Special Voting Share shall be entitled to receive out of the assets of the Corporation available for distribution to the stockholders, an amount equal to $1.00 before any distribution is made on the Common Stock of the Corporation or any other stock ranking junior to the Special Voting Share as to distribution of assets upon voluntary or involuntary liquidation. After payment of the full amount of the liquidation preference of the Special Voting Share, the holder of the Special Voting Share shall not be entitled to any further participation in any distribution of assets of the Corporation.

                (2) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other entities shall be deemed to be a voluntary or involuntary liquidation.

          (e)   No Redemption; No Sinking Fund.
                -------------------------------

                (1) The Special Voting Share shall not be subject to redemption by the Corporation or at the option of its holder, except that at such time as no Exchangeable Shares (other than Exchangeable Shares owned by the Corporation or its affiliates) shall be outstanding, the Special Voting Share shall automatically be redeemed and canceled, with an amount of $1.00 due and payable upon such redemption.

                (2) The Special Voting Share shall not be subject to or entitled to the operation of a retirement or sinking fund.

          (f)   Ranking.  The Special Voting Share shall rank
                --------
senior to all series of Common Stock of the Corporation and junior to all series of Preferred Shares of the Corporation and to all other series of Preference Shares of the Corporation.

          (g)   Restrictions.  During the term of the Voting
                -------------
Agreement, the Corporation may not, without the consent of the holders of the Exchangeable Shares, issue any shares of its Special Voting Shares in addition to the Special Voting Share and no other term of the Special Voting Share shall be amended, except upon approval of the holder of the Special Voting Share.

                           ARTICLE IV

      The time of the existence of this corporation shall be perpetual.

                            ARTICLE V

     1. The business and affairs of the corporation shall be managed under the direction of a Board of Directors consisting of not fewer than nine (9) nor more than thirteen (13) directors, the exact number to be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Whenever used in these Articles of Incorporation, the phrase "entire Board of Directors" shall mean that number of directors fixed by the most recent resolution adopted pursuant to the preceding sentence prior to the date as of which a determination of the number of directors then constituting the entire Board of Directors shall be relevant for any purpose under these Articles of Incorporation. The directors shall be classified, with respect to the term for which they severally hold office, into three classes, each class to be as nearly equal in number as possible, one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1986, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1987, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1988, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of shareholders of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

     2. Any vacancy occurring in the Board of Directors and any newly created directorship resulting from any increase in the number of directors shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     3. Any director may be removed from office with cause only by the affirmative vote of the holders of a majority of the voting capital stock and may be removed from office without cause only by the affirmative vote of the holders of 67% of the voting capital stock or, in either case, such other percentage as may be required by applicable law; provided, however, that if applicable law permits to be required a higher percentage of the votes of the holders of the voting capital stock to approve any such removal, then the directors may be removed, with or without cause, as the case may be, only by the affirmative vote of the holders of the lesser of (i) 80% of the voting capital stock and
(ii) the maximum percentage of such voting capital stock permitted to be required for such approval.

     4. Advance notice of nominations for the election of directors, other than by the Board of Directors or a committee thereof, shall be given within the time and in the manner provided in the bylaws.

     5. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred or preference shares or of any other class or series of shares issued by the corporation shall have the right, voting separately by class or series, to elect directors under specified circumstances, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be classified pursuant to this Article V unless expressly provided by such terms.

                           ARTICLE VI

     In all elections for directors, every shareholder shall have the right to vote in person or by proxy the number of shares of stock held by him for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

                           ARTICLE VII

     1. Bylaws may be adopted, altered, amended or repealed or new bylaws enacted by the affirmative vote of a majority of the entire Board of Directors (if notice thereof is contained in the notice of the meeting at which such vote is taken or if all directors are present) or at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by the affirmative vote of a majority of the shares represented and entitled to vote at such meeting (if notice thereof is contained in the notice of such meeting).

     2. Notwithstanding anything contained in paragraph 1 of this Article VII to the contrary, either (i) the affirmative vote of the holders of at least 80% of the votes entitled to be cast by the holders of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, or (ii) the affirmative vote of a majority of the entire Board of Directors with the concurring vote of a majority of the Continuing Directors, voting separately and as a subclass of directors, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, Sections 1 and 2 of
Article II, Section 1 of Article III, Article XII and Section 2 of Article XIII of the bylaws. For purposes of this Article VII and Article VIII, the term "Continuing Director" shall mean any member of the Board of Directors who was a member of the Board of Directors on August 13, 1985 or who is elected to the Board of Directors after August 13, 1985 upon the recommendation of a majority of the Continuing Directors, voting separately and as a subclass of directors on such recommendation.

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                          ARTICLE VIII

      Notwithstanding any other provisions of law, these Articles of Incorporation (except as hereinafter provided) or the bylaws of the corporation, the affirmative vote of a majority of the entire Board of Directors and the affirmative vote of the holders of at least 80% of the votes entitled to be cast by the holders of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, Articles V, VI, VIII and IX and paragraph 2 of Article VII of these Articles of Incorporation or any provision of such Articles; provided, however, that the affirmative vote of the holders of 66-2/3% of the votes entitled to be cast by the holders of all shares entitled to vote generally in the election of directors, voting together as a single class, shall be sufficient to approve any alteration, amendment or repeal of, or adoption of any provision inconsistent with, Articles V, VI, VIII and IX and paragraph 2 of Article VII of these Articles of Incorporation that is approved by the affirmative vote of a majority of the entire Board of Directors with the concurring vote of a majority of the Continuing Directors, voting separately and as a subclass of directors.

                           ARTICLE IX

      Except as otherwise required by law and subject to the rights of the holders of any class of shares having a preference over the common shares as to dividends or upon liquidation, special meetings of shareholders of the corporation may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

                            ARTICLE X

     1.   (a)   From and after the time that the corporation  is
made aware of the existence of an Interested Shareholder (as hereinafter defined) and so long as there continues to be an Interested Shareholder, in addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in paragraph 2 of this Article X:

                (i)   any  merger  or  consolidation   of   the
     corporation or any Subsidiary (as hereinafter defined) or any exchange of shares of the corporation or any Subsidiary pursuant to a plan of exchange;

                (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with the corporation or any Subsidiary of any assets, securities or commitments of any person having an aggregate Fair Market Value (as hereinafter defined) of Fifty Million Dollars ($50,000,000) or more;

                (iii) any  reclassification  of  securities
     (including any combination of shares or reverse stock split), or recapitalization or reorganization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries;

                (iv)  any sale, lease, exchange, mortgage, pledge,
     transfer   or   other  disposition  of,  or   any   security
     arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint-venture participation or other arrangement involving, any assets, securities or commitments of the corporation or any Subsidiary, or any issuance, transfer or sale of any securities of the corporation or any Subsidiary, or any combination of the foregoing (whether in one transaction or a series of transactions), having an aggregate Fair Market

                             67
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     Value  of,  and/or involving an aggregate amount  of,  Fifty
     Million Dollars ($50,000,000) or more, and/or constituting substantially all, or an integral part of, the assets or business of an industry segment (as that term is commonly used with reference to the business of publicly-owned corporations) of the business of the corporation or any Subsidiary, and/or involving aggregate commitments of Fifty Million Dollars ($50,000,000) or more;

                (v) the adoption of any plan or proposal for the liquidation or dissolution (or revocation thereof) of the corporation; or

                (vi) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) to (v);

shall require the affirmative vote of the holders of at least 80% of the votes entitled to be cast by the holders of all shares of the corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

          (b)   The  term "Business Transaction"  used  in  this
Article X shall mean any transaction which is referred to in any one or more of clauses (i) through (vi) of paragraph 1(a) of this
Article X.

          (c) This paragraph 1 of this Article X shall not apply with respect to purchases and/or sales of goods, services, and products other than timber, made in the ordinary course of the corporation's business, consistent with its past practice.

     2. The provisions of paragraph 1 of this Article X shall not be applicable to any Business Transaction, and such Business Transaction shall require only such affirmative vote as is required by law or any other provision of these Articles of Incorporation, if the Business Transaction shall have been approved by a majority of the Continuing Directors (as hereinafter defined), voting separately and as a subclass of directors.

     3.   For the purposes of this Article X:

          (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on July 22, 1985 (the term "registrant" in said Rule 12b-2 meaning, in this case, the corporation).

          (b) "beneficially owned" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on July 22, 1985.

          (c) "Continuing Director" means any member of the Board of Directors who was a member of the Board of Directors on August 13, 1985 or who is elected to the Board of Directors after August 13, 1985 upon the recommendation of a majority of the Continuing Directors, voting separately and as a subclass of directors on such recommendation.

          (d) "Fair Market Value" means: (x) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on

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the  New  York Stock Exchange, or if such stock is not listed  on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the
National   Association  of  Securities  Dealers,  Inc.  Automated
Quotations System or any system then in use or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by majority vote of the Continuing Directors; and (y) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by majority vote of the Continuing Directors.

          (e) "Interested Shareholder" at any particular time means any person (other than the corporation or any Subsidiary and other than any pension, profit-sharing, employee stock ownership or other employee benefit plan of the corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

                (i) is at such time the beneficial owner, directly or indirectly, of shares of the corporation having ten percent (10%) or more of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock;

                (ii) at any time within the two-year period immediately prior to such time was the beneficial owner, directly or indirectly, of shares of the corporation having ten percent (10%) or more of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock; or

                (iii) is at such time an assignee of or  has
     otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to such time beneficially owned by any Interested Shareholder, if such assignment or
     succession   shall  have  occurred  in  the  course   of   a
     transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933;

provided, however, that "Interested Shareholder" shall not mean any person who or which, as of July 22, 1985, met any of the conditions set forth in clauses (i), (ii) or (iii).

          (f)   "person"  means an individual, a corporation,  a
partnership, an association, a joint stock company, a trust,  any
unincorporated  organization,  or  a  government   or   political
subdivision thereof.

          (g) "Subsidiary" means any corporation of which a majority of any class or series of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph 3(e) of this Article X, the term "Subsidiary" shall mean only a corporation of which a majority of each class or series of equity security is owned, directly or indirectly, by the corporation.

          (h) A person shall be a "beneficial owner" of any shares of Voting Stock:

                (i) which are beneficially owned, directly or indirectly, by such person or any of its Affiliates or Associates;

                (ii) which such person or any of its Affiliates or Associates has (x) the right to acquire (whether or not such right is exercisable immediately) pursuant to any agreement,
     arrangement  or  understanding  or  upon  the  exercise   of
     conversion rights, exchange rights, warrants or options,  or

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

     otherwise, or (y) the right to vote pursuant to any agreement, arrangement or understanding; or

                (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          (i) For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph 3 (e) of this
Article  X,  the number of shares of Voting Stock  deemed  to  be outstanding shall include shares deemed owned by an Interested Shareholder through application of paragraph 3 (h) of this
Article X but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

     4. For the purposes of this Article X, the Continuing Directors shall have the power and duty to determine, by majority vote, on the basis of information known to them after reasonable inquiry, whether any transaction specified in paragraphs 1 (a)
(ii) and 1 (a) (iv) meets the monetary tests set forth therein.

     5. The provisions of this Article X shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Transaction or recommend its adoption or approval to the shareholders, nor shall any provision of this Article X be construed as limiting, prohibiting or otherwise restricting in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Transaction.

     6. No action taken by, or omission of, a Continuing Director in the exercise (or non-exercise) of the authority and discharge of the responsibilities conferred or imposed upon Continuing Directors by this Article X shall be deemed to be, or involve, a breach of the fiduciary duty of such Continuing Director to the shareholders of the corporation unless it can be demonstrated by the person asserting such breach that the Continuing Director acted (or failed to act) in bad faith and in a manner inconsistent with the provisions and spirit of this
Article X.

     7. Notwithstanding any other provisions of law, these Articles of Incorporation (except as hereinafter provided) or the bylaws of the corporation, the affirmative vote of a majority of the entire Board of Directors and the affirmative vote of the holders of at least 80% of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article X or any provision hereof; provided, however, that the affirmative vote of the holders of 66 2/3% of all outstanding shares of Voting Stock, voting together as a single class, shall be sufficient to approve any alteration, amendment or repeal of, or adoption of any provision inconsistent with, this Article X or any provision hereof that is approved by the affirmative vote of a majority of the entire Board of Directors with the concurring vote of a majority of the Continuing Directors, voting separately and as a subclass of directors. The phrase "entire Board of Directors" shall mean that number of directors fixed by the most recent resolution adopted by the Board of Directors prior to the date as of which a determination of the number of directors then constituting the entire Board of Directors shall be relevant for any purpose under this Article X.

     8. All reasonable expenses (including, without limitation, attorneys' fees and disbursements) incurred by the Continuing
Directors in the exercise of the authority, and discharge of  the

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responsibilities, conferred or imposed upon them by this  Article
X  (or incurred by reason or as a consequence of the exercise  of
such   authority  or  the  discharge  of  such  responsibilities,
including,   without   limitation,  all   attorneys'   fees   and
disbursements incurred in asserting or defending any claim arising out of such exercise) shall be paid by the corporation. The provisions of this paragraph 8 of this Article X shall be
deemed  to  be  a  contract  between  the  corporation  and   the
Continuing Directors, and it shall be the duty of the Chief Financial Officer of the corporation to make prompt payment thereof on the written request of a majority of the Continuing Directors, accompanied by appropriate vouchers and invoices. The
rights   conferred  upon  the  Continuing  Directors,   and   the
obligations imposed upon the corporation, by this paragraph 8 of this Article X shall be in addition to the rights of the Continuing Directors, as directors, to indemnification under the
bylaws   of   the  corporation;  provided,  however,   that   the
corporation shall not, by reason of this sentence, be obliged to make duplicate payments of any item of expense incurred by a Continuing Director.

                           ARTICLE XI

     To the full extent the Washington Business Corporation Act permits the limitation or elimination of liability of directors, a director of this corporation shall not be personally liable to this corporation or its shareholders for monetary damages for conduct as a director, provided that, except as provided in the next succeeding sentence, this provision shall not eliminate or limit liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating
Section 23A.08.450 of the Washington Business Corporation Act, or
(iii) for any transaction from which the director will personally receive a benefit in money, property or service to which the director is not legally entitled. If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of this Article by the shareholders of this corporation shall not adversely affect any right or protection of a director of this corporation, for or with respect to any action or omission of such director occurring prior to such amendment or repeal, existing at the time of such repeal or modification.

                           ARTICLE XII

     This corporation may indemnify, including the making of advances of expenses and the making of contracts with directors with respect to indemnity, and may purchase and maintain insurance for, its directors, officers, trustees, employees, and other persons and agents, and (without limiting the generality of the foregoing) shall indemnify its directors against all liability, damage and expenses arising from or in connection with service for, employment by, or other affiliation with this corporation or other firms or entities to the maximum extent and under all circumstances permitted by law as then in effect.

     Dated at  Federal Way, Washington, this 22nd day of October,
1999.



                                 See attached
                   _______________________________________
                                 Secretary of
                             Weyerhaeuser Company

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                          ARTICLES OF RESTATEMENT

                                     OF

                           WEYERHAEUSER COMPANY



To the Secretary of State
State of Washington

Pursuant to the provisions of the Washington Business Corporate Act, the corporation hereinafter named (the "corporation") does hereby adopt these Articles of Restatement.


1.    The name of the corporation is Weyerhaeuser Company.

2. The text of the Restated Articles of Incorporation is annexed hereto and made a part hereof.


Executed on October 22, 1999.


                                     /s/ Sandy D. McDade
                                     ---------------------------------
                                     Name of Officer:  Sandy D. McDade
                                     Title of Officer: Secretary




                                CERTIFICATE


It is hereby certified that:


1.    The name of the corporation is Weyerhaeuser Company

2. The restatement herein provided for does not contain an amendment to the Articles of Incorporation requiring shareholder approval. The Board of Directors of the corporation adopted the restatement of the Articles of Incorporation herein provided for on June 20, 1999.


Executed on October 22, 1999.



                                     /s/ Sandy D. McDade
                                     ---------------------------------
                                     Name of Officer:  Sandy D. McDade
                                     Title of Officer: Secretary